                                                                    Exhibit 99.2

Link Energy LLC

Link Energy LLC Consolidated Financial Statements as of December 31, 2003 (Successor Company) and 2002 (Predecessor Company) (Restated) and for the Ten Months Ended December 31, 2003 (Successor Company) (Restated), Two Months Ended February 28, 2003 (Predecessor Company) (Restated) and Years Ended December 31, 2002 and 2001 (Predecessor Company) (Restated)

                                 LINK ENERGY LLC
                          (a LIMITED LIABILITY COMPANY)
                          INDEX TO FINANCIAL STATEMENTS

                                                                                                 Page
                                                                                                 ----
Financial Statements
     Report of Independent Auditors (Successor Company).......................................    F-2
     Report of Independent Auditors (Predecessor Company).....................................    F-3
     Consolidated Statements of Operations -
         Ten Months Ended December 31, 2003 (Successor Company) (Restated)
         Two Months Ended February 28, 2003 (Predecessor Company) (Restated) and
         Years Ended December 31, 2002 and 2001 (Predecessor Company) (Restated)..............    F-4
     Consolidated Balance Sheets - December 31, 2003 (Successor Company)
         and 2002 (Predecessor Company) (Restated)............................................    F-5
     Consolidated Statements of Cash Flows  -
         Ten Months Ended December 31, 2003 (Successor Company) (Restated)
         Two Months Ended February 28, 2003 (Predecessor Company) (Restated) and
         Years Ended December 31, 2002 and 2001 (Predecessor Company) (Restated)..............    F-6
     Consolidated Statements of Members'/Partners' Capital -
         Ten Months Ended December 31, 2003 (Successor Company) (Restated)
         Two Months Ended February 28, 2003 (Predecessor Company) (Restated) and
         Years Ended December 31, 2002 and 2001 (Predecessor Company) (Restated)..............    F-7
     Notes to Consolidated Financial Statements (Restated)....................................    F-8
Supplemental Schedule

     Schedule II - Valuation and Qualifying Accounts and Reserves.............................    S-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of Link Energy LLC:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, members' capital and cash flows present fairly, in all material respects, the financial position of Link Energy LLC and its subsidiaries (Successor Company) at December 31, 2003 and the results of their operations and their cash flows for the period from March 1, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in the Note 1 caption "Restatement of Financial Results" and in
Note 10 to the consolidated financial statements, the Company has restated its financial results for the period from March 1, 2003 to December 31, 2003.

As discussed in Note 1 to the consolidated financial statements, the United States Bankruptcy Court for the Southern District of Texas confirmed the Company's voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "plan") on February 18, 2003, to be effective on March 1, 2003. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of February 28, 2003.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP
Houston, Texas

March 30, 2004, except as to the matters discussed in the Note 1 caption "Restatement of Financial Results" and in Note 10 which the date is June 15, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of Link Energy LLC:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, partners' capital and cash flows present fairly, in all material respects, the financial position of EOTT Energy Partners, L.P. and its subsidiaries (Predecessor Company) at December 31, 2002 and the results of their operations and their cash flows for the period from January 1, 2003 to February 28, 2003, and for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in the Note 1 caption "Restatement of Financial Results" and in
Note 10 to the consolidated financial statements, the Company has restated its financial results for the period from January 1, 2003 to February 28, 2003, and for each of the two years in the period ended December 31, 2002.

As discussed in Note 1 to the consolidated financial statements, the Company filed a petition on October 8, 2002 with the United States Bankruptcy Court for the Southern District of Texas for reorganization under the provisions of Chapter 11 of the U.S. Bankruptcy Code. The Company's reorganization plan was confirmed on February 18, 2003, to be effective on March 1, 2003. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of February 28, 2003.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 20 to the consolidated financial statements, the Company adopted the provisions of Emerging Issues Task Force No. 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities," related to the rescission of Emerging Issues Task Force Issue 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities," as of January 1, 2003. As discussed in Note 20 to the consolidated financial statements, the Company changed its method of accounting for asset retirement obligations as of January 1, 2003.

PRICEWATERHOUSECOOPERS LLP
Houston, Texas

March 30, 2004, except as to the matters discussed in the Note 1 caption "Restatement of Financial Results" and in Note 10 which the date is June 15, 2004

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In Thousands, Except Per Unit Amounts)

                                                   SUCCESSOR COMPANY  |                 PREDECESSOR COMPANY
                                                   -----------------  |  -----------------------------------------------
                                                                      |                        YEAR ENDED DECEMBER 31,
                                                      TEN MONTHS      |      TWO MONTHS      ---------------------------
                                                         ENDED        |        ENDED
                                                   DECEMBER 31, 2003  |  FEBRUARY 28, 2003       2002             2001
                                                   -----------------  |  -----------------   -----------        --------
                                                       (RESTATED)     |      (RESTATED)       (RESTATED)       (RESTATED)
                                                                      |
Operating Revenue.............................     $         153,033  |  $          31,635   $   182,932        $250,571
                                                                      |
Cost of Sales.................................                23,863  |              4,521        25,007          43,149
Operating Expenses............................                70,102  |             13,020        94,274          97,969
Depreciation and Amortization-operating.......                17,139  |              4,123        26,621          27,802
                                                   -----------------  |  -----------------   -----------        --------
Gross Profit..................................                41,929  |              9,971        37,030          81,651
                                                                      |
Selling, General and Administrative Expenses..                45,959  |              6,846        53,480          45,051
Depreciation and Amortization-corporate & other                   22  |                519         3,267           3,083
Other (Income) Expense........................               (13,867) |                 (8)        6,710          (1,092)
Impairment of Assets..........................                     -  |                  -         1,168               -
                                                   -----------------  |  -----------------   -----------        --------
                                                                      |
Operating Income (Loss).......................                 9,815  |              2,614       (27,595)         34,609
                                                                      |
Interest Expense and Related Charges..........               (32,708) |             (5,645)      (45,876)        (35,363)
Interest Income...............................                    77  |                 58           127           1,319
Other, net....................................                   115  |                 98           (44)           (517)
                                                   -----------------  |  -----------------   -----------        --------
                                                                      |
Income (Loss) from Continuing Operations                              |
    Before Reorganization Items, Net Gain on                          |
    Discharge of Debt and Fresh Start                                 |
    Adjustments...............................               (22,701) |             (2,875)      (73,388)             48
Reorganization Items..........................                     -  |             (7,330)       32,847               -
Net Gain on Discharge of Debt (Note 5)........                     -  |            131,560             -               -
Fresh Start Adjustments (Note 6)..............                     -  |            (56,771)            -               -
                                                   -----------------  |  -----------------   -----------        --------
Income (Loss) from Continuing Operations......               (22,701) |             64,584       (40,541)             48
Loss from Discontinued Operations (Note 8)....               (30,214) |                519       (62,713)        (16,605)
                                                   -----------------  |  -----------------   -----------        --------
Income (Loss) Before Cumulative Effect of                             |
    Accounting Change.........................               (52,915) |             65,103      (103,254)        (16,557)
Cumulative Effect of Accounting Change                                |
    (Notes 2 & 20)............................                     -  |             (3,976)            -           1,073
                                                   -----------------  |  -----------------   -----------        --------
Net Income (Loss).............................     $         (52,915) |  $          61,127   $  (103,254)       $(15,484)
                                                   =================  |  =================   ===========        ========
Basic Net Income (Loss) Per Unit (Note 12)                            |
      LLC Unit................................     $           (4.29) |  $             N/A   $       N/A        $    N/A
                                                   =================  |  =================   ===========        ========
      Common Unit.............................     $             N/A  |  $            0.14   $     (0.03)       $  (0.55)
                                                   =================  |  =================   ===========        ========
      Subordinated Unit.......................     $             N/A  |  $               -   $     (3.23)       $  (0.55)
                                                   =================  |  =================   ===========        ========
Diluted Net Income (Loss) Per Unit (Note 12)..     $           (4.29) |  $            0.10   $     (1.08)       $  (0.55)
                                                   =================  |  ==================  ===========        ========
Distributions Per Unit........................     $               -  |  $               -   $      0.25        $   1.90
                                                   =================  |  =================   ===========        ========
Average Units Outstanding for Diluted Computation             12,331  |             27,476        27,476          27,476
                                                   =================  |  =================  ============        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                     SUCCESSOR COMPANY |  PREDECESSOR COMPANY
                                                                     ----------------- |  -------------------
                                                                     DECEMBER 31, 2003 |   DECEMBER 31, 2002
                                                                     ----------------- |  -------------------
                                                                                       |       (RESTATED)
                                                                                       |
                              ASSETS                                                   |
                                                                                       |
Current Assets                                                                         |
    Cash and cash equivalents.................................       $          2,450  |    $         16,432
    Restricted cash (Note 8)..................................                  6,045  |                   -
    Trade and other receivables, net of allowance for                                  |
       doubtful accounts of $1,210 and $1,210, respectively...                446,030  |             407,096
    Inventories of continuing operations......................                  7,636  |              15,389
    Inventories of discontinued operations....................                      -  |              16,970
    Other.....................................................                  6,283  |              23,888
                                                                     ----------------  |    ----------------
       Total current assets...................................                468,444  |             479,775
                                                                     ----------------  |    ----------------
Property, Plant and Equipment.................................                278,724  |             546,410
    Less:  Accumulated depreciation...........................                 16,214  |             205,351
                                                                     ----------------  |    ----------------
       Net property, plant and equipment......................                262,510  |             341,059
                                                                     ----------------  |    ----------------
Long-lived assets of discontinued operations..................                    838  |              39,899
Goodwill......................................................                      -  |               7,436
Other Assets..................................................                  6,852  |               4,070
                                                                     ----------------  |    ----------------
Total Assets..................................................       $        738,644  |    $        872,239
                                                                     ================  |    ================
            LIABILITIES AND MEMBERS'/PARTNERS' CAPITAL                                 |
                                                                                       |
Current Liabilities                                                                    |
    Trade and other accounts payable..........................       $        476,509  |    $        389,925
    Accrued taxes payable.....................................                  6,700  |              11,327
    Term loans (Note 4).......................................                 75,000  |              75,000
    Commodity repurchase agreement (Note 4)...................                 18,000  |              75,000
    Receivable financing (Note 4).............................                 27,000  |              50,000
    Other.....................................................                 27,982  |              23,274
                                                                     ----------------  |    ----------------
       Total current liabilities..............................                631,191  |             624,526
                                                                     ----------------  |    ----------------
Long -Term Liabilities                                                                 |
    Senior notes (Note 4).....................................                104,451  |                   -
    Other.....................................................                 17,399  |              15,817
                                                                     ----------------  |    ----------------
       Total long-term liabilities............................                121,850  |              15,817
                                                                     ----------------  |    ----------------
Liabilities Subject to Compromise (Note 5)....................                      -  |             292,827
                                                                     ----------------  |    ----------------
Commitments and Contingencies (Note 15)                                                |
                                                                                       |
Additional Partnership Interests (Note 18)....................                      -  |               9,318
                                                                     ----------------  |    ----------------
Members'/Partners' Capital (Deficit)                                                   |
    Partners' Capital (Deficit)...............................                      -  |             (70,249)
    Members' Capital (Deficit)................................                (14,392) |                   -
    Accumulated Other Comprehensive Income (Loss).............                     (5) |                   -
                                                                     ----------------  |    ----------------
    Total.....................................................                (14,397) |             (70,249)
                                                                     ----------------  |    ----------------
Total Liabilities and Members'/Partners' Capital..............       $        738,644  |    $        872,239
                                                                     ================  |    ================

   The accompanying notes are an integral part of these consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                              SUCCESSOR COMPANY |               PREDECESSOR COMPANY
                                                              ----------------- |  ------------------------------------------------
                                                                                |                       YEAR ENDED DECEMBER 31,
                                                              TEN MONTHS ENDED  |   TWO MONTHS ENDED   ----------------------------
                                                              DECEMBER 31, 2003 |  FEBRUARY 28, 2003       2002             2001
                                                              ----------------- |  -----------------   ------------      ----------
                                                                 (RESTATED)     |      (RESTATED)       (RESTATED)       (RESTATED)
                                                                                |
                                                                                |
CASH FLOWS FROM OPERATING ACTIVITIES                                            |
    Reconciliation of net income (loss) to net cash                             |
      provided by (used in) operating activities                                |
      Net income (loss)..................................      $     (52,915)   |    $      61,127     $   (103,254)     $  (15,484)
      Depreciation.......................................             19,242    |            5,560           35,535          33,469
      Amortization of goodwill and other.................                  -    |                -            2,015           2,609
      Impairment of assets...............................              2,751    |                -           77,268          29,057
      Write-down of liquids operations inventories.......              4,003    |                -                -               -
      Net unrealized change in crude oil trading                                |
       activities........................................                822    |           (2,120)          (1,755)          2,053
      (Gains) losses on disposal of assets...............             (2,727)   |                -              984             229
      Non-cash compensation expense......................              2,306    |                -                -               -
      Non-cash net gain for reorganization items and                            |
       discharge of debt.................................                  -    |         (127,185)        (37,802)               -
      Fresh start adjustments............................                  -    |           56,771                -               -
      Changes in components of working capital--                                |
        Receivables......................................             (6,475)   |          (32,177)          94,089         421,680
        Inventories......................................             12,762    |            6,757           54,077           1,799
        Other current assets.............................              3,192    |            2,428            7,411          (1,780)
        Trade accounts payable...........................              9,034    |           47,845          (96,934)       (537,198)
        Accrued taxes payable............................              1,962    |            1,717            2,481          (1,909)
        Other current liabilities........................             14,500    |             (320)             (98)         19,249
      Other assets and liabilities.......................             (8,623)   |            2,530              682           4,968
                                                               -------------    |    -------------     ------------      ----------
    Net Cash Provided by (Used in) Operating Activities..               (166)   |           22,933           34,699         (41,258)
                                                               -------------    |    -------------     ------------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES                                            |
                                                                                |
    Proceeds from sale of assets.........................             62,197    |                -            2,390          17,209
    Increase in restricted cash..........................             (6,045)   |                -                -               -
    Acquisitions.........................................                  -    |                -                -        (117,000)
    Additions to property, plant and equipment...........             (9,153)   |             (285)         (31,238)        (36,228)
                                                               -------------    |    -------------     ------------      ----------
    Net Cash Provided by (Used in) Investing Activities..             46,999    |             (285)         (28,848)       (136,019)
                                                               -------------    |    -------------     ------------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES                                            |
                                                                                |
    Increase (decrease) in receivable financing..........            (23,000)   |                -            7,500          42,500
    Increase (decrease) in short-term borrowings.........                  -    |                -          (40,000)         40,000
    Increase in term loans...............................                  -    |                -           75,000               -
    Increase (decrease) in repurchase agreements.........            (57,000)   |                -          (25,000)        100,000
    Debt issuance cost...................................             (3,758)   |                 -            (750)              -
    Distributions to unitholders.........................                  -    |                -           (4,712)        (43,163)
    Exercise of warrants.................................                444    |                -                -               -
    Other................................................             (1,804)   |            1,655           (4,398)        (13,349)
                                                               -------------    |    -------------     ------------      ----------
    Net Cash Provided by (Used in) Financing Activities..            (85,118)   |            1,655            7,640         125,988
                                                               -------------    |    -------------     ------------      ----------
Increase (Decrease) in Cash and Cash Equivalents.........            (38,285)   |           24,303           13,491        (51,289)
Cash and Cash Equivalents Beginning of Period............             40,735    |           16,432            2,941          54,230
                                                               -------------    |    -------------     ------------      ----------
Cash and Cash Equivalents End of Period..................      $       2,450    |    $      40,735     $     16,432      $    2,941
                                                               =============    |    =============     ============      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION                                |
                                                                                |
    Cash Paid for Interest...............................      $      19,558    |    $       5,599     $     34,931      $   33,041
                                                               =============    |    =============     ============      ==========
    Cash Paid for Reorganization Items...................      $       6,271    |    $       2,867     $      4,955      $        -
                                                               =============    |    =============     ============      ==========
SUPPLEMENTAL NON CASH INVESTING AND FINANCING                                   |
   INFORMATION                                                                  |
                                                                                |
    Discharge of 11% Senior Notes, including accrued                            |
     interest............................................      $           -    |    $     248,481     $          -      $        -
                                                               =============    |    =============     ============      ==========
    Cancellation of additional partnership interests.....      $           -    |    $       9,318     $          -      $        -
                                                               =============    |    =============     ============      ==========
    Issuance of 9% Senior Notes and payment of interest                         |
     in kind.............................................      $       5,200    |    $     104,000     $          -      $        -
                                                               =============    |    =============     ============      ==========
    Issuance of new equity of Successor Company..........      $           -    |    $      36,687     $          -      $        -
                                                               =============    |    =============     ============      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              CONSOLIDATED STATEMENTS OF MEMBERS'/PARTNERS' CAPITAL
                                 (In Thousands)

                                                                PARTNERS CAPITAL
                                                       ------------------------------------

                                                                                                         ACCUMULATED
                                                                                                            OTHER
                                                         COMMON    SUBORDINATED   GENERAL    MEMBERS'    COMPREHENSIVE
                                                      UNITHOLDERS  UNITHOLDERS    PARTNER     CAPITAL    INCOME (LOSS)     TOTAL
                                                      -----------  ------------   --------   ---------   -------------   ---------
Partners' Capital (Deficit) at December 31, 2000
  (Unaudited).....................................     $  47,832    $  41,247     $  7,285   $       -    $          -   $  96,364
  Net loss (Restated).............................       (10,207)      (4,973)        (304)          -               -     (15,484)
  Cash distribution...............................       (35,105)      (7,200)        (858)          -               -     (43,163)
                                                       ---------    ---------     --------    --------    ------------   ---------
Partners' Capital (Deficit) at December 31, 2001
   (Restated).....................................         2,520       29,074        6,123           -               -      37,717
  Net loss (Restated).............................          (553)     (29,074)     (73,627)          -               -    (103,254)
  Cash distribution...............................        (4,619)           -          (93)          -               -      (4,712)
                                                       ---------    ---------      -------    --------    ------------   ---------
Partners' Capital (Deficit) at December 31, 2002
 (Restated).......................................        (2,652)           -      (67,597)          -               -     (70,249)
  Loss before reorganization items, net gain on
    discharge of debt and fresh start adjustments
    (Restated)....................................             -            -       (6,332)          -               -      (6,332)
  Reorganization items and net gain on
    discharge of debt.............................        17,624       35,354       80,374      35,773               -     169,125
  Fresh start adjustments.........................       (14,972)     (35,354)      (6,445)          -               -     (56,771)
                                                       ---------    ---------     --------   ---------    ------------   ---------
Members' Capital at February 28, 2003
  (Successor Company) (Restated)..................     $       -    $       -     $      -   $  35,773    $          -   $  35,773
                                                       ==========   =========     ========   =========    ============   =========
------------------------------------------------------------------------------------------------------------------------------------

Members' Capital at March 1, 2003
  (Successor Company) (Restated)..................     $       -    $       -     $      -   $  35,773    $          -   $  35,773
  Net loss (Restated).............................             -            -            -     (52,915)              -     (52,915)
  Unrealized net losses on derivative instruments
    arising during the period.....................             -            -            -           -            (160)
  Less reclassification adjustment for net
    realized losses on derivative instruments
    included in net loss..........................             -            -            -           -             155          (5)
                                                                                                                         ---------
  Comprehensive loss..............................                                                                         (52,920)
                                                                                                                         ---------
  Exercise of warrants............................             -            -            -         444               -         444
  Issuance of restricted units....................             -            -            -      12,450               -      12,450
  Less unearned compensation expense..............             -            -            -     (10,144)              -     (10,144)
                                                       ---------    ---------     --------   ---------    ------------   ---------
Members' Capital at December 31, 2003
  (Successor Company).............................     $       -    $       -     $      -   $ (14,392)   $         (5)  $ (14,397)
                                                       =========    =========     ========   =========    ============   =========

   The accompanying notes are an integral part of these consolidated financial statements

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

1.    BASIS OF PRESENTATION

Name Change and Organization

      Effective October 1, 2003, EOTT Energy LLC ("EOTT LLC") changed its name to Link Energy LLC ("Link LLC"). In connection with our name change, we also changed the names of several of our subsidiaries as listed in the table below.

                NEW NAME                                                     FORMER NAME
Link Energy Limited Partnership                              EOTT Energy Operating Limited Partnership
Link Energy Pipeline Limited Partnership                     EOTT Energy Pipeline Limited Partnership
Link Energy Canada Limited Partnership                       EOTT Energy Canada Limited Partnership
Link Energy Finance Corp.                                    EOTT Energy Finance Corp.
Link Energy General Partner LLC                              EOTT Energy General Partner, L.L.C.
Link Energy Canada, Ltd.                                     EOTT Energy Canada Management Ltd.

      Link LLC is a Delaware limited liability company that was formed on November 14, 2002 in anticipation of assuming and continuing the business formerly directly owned by EOTT Energy Partners, L.P. (the "MLP"), which, as described in Note 5 below, filed for Chapter 11 reorganization with its wholly owned subsidiaries on October 8, 2002. The MLP emerged from bankruptcy and merged into EOTT Energy Operating Limited Partnership resulting in EOTT LLC becoming the successor registrant to the MLP on March 1, 2003, the effective date of the Third Amended Joint Chapter 11 Plan of Reorganization, as supplemented ("Restructuring Plan"). We operate principally through four affiliated operating limited partnerships, Link Energy Limited Partnership, Link Energy Canada Limited Partnership, Link Energy Pipeline Limited Partnership, and EOTT Energy Liquids, L.P. (see Note 8 for information regarding the disposition of our Liquids operations), each of which is a Delaware limited partnership. Link Energy Finance Corp. was formed in order to facilitate certain investors' ability to purchase our senior notes. Link Energy General Partner, LLC serves as the general partner for our four affiliated operating limited partnerships. Until the MLP emerged from bankruptcy, EOTT Energy Corp. (the "General Partner"), a Delaware corporation and a wholly owned subsidiary of Enron Corp. ("Enron"), served as the general partner of the MLP and owned an approximate 1.98% general partner interest in the MLP. The General Partner filed for bankruptcy on October 21, 2002. Unless the context otherwise requires, the terms "we," "our," "us," and "Link" refer to Link Energy LLC and its four affiliated operating limited partnerships, Link Energy Finance Corp., and Link Energy General Partner, LLC (the "Subsidiary Entities"), and for periods prior to our emergence from bankruptcy in March 2003, such terms and "EOTT" refer to EOTT Energy Partners, L.P. and its sole general partner, EOTT Energy Corp., as well as the Subsidiary Entities.

Restatement of Financial Results

      We have restated our financial results for the ten months ended December 31, 2003, the two months ended February 28, 2003, and the years ended December 31, 2002 and 2001 as more fully discussed in Note 10. The restatement relates to control deficiencies identified with inventory and accounts payable reconciliation procedures in our pipeline and liquids operations. The restatement results in a decrease in our net loss for the ten months ended December 31, 2003 of $0.9 million, an increase in our net income for the two months ended February 28, 2003 of $0.9 million, and an increase in our net loss for the years ended December 31, 2002 and 2001 of $1.5 million and $0.3 million respectively.

Fresh Start Reporting

      As a result of the application of fresh start reporting under the American Institute of Certified Public Accountants Statement of Position No. 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," as of February 28, 2003 (the date chosen for accounting purposes), Link's financial results for the ten months ended December 31, 2003 and the two months ended February 28, 2003 include two different bases of accounting and accordingly,

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

the financial condition, operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For a further discussion of fresh start reporting, see Note 6. For purposes of these financial statements, references to the "Predecessor Company" are references to us for periods through February 28, 2003 (the last day of the calendar month in which we emerged from bankruptcy) and references to the "Successor Company" are references to Link for periods subsequent to February 28, 2003. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements. See further discussion in Note 6.

Partnership Status

      As a limited liability company, we are generally treated like a partnership for federal income tax purposes and like a corporation with limited liability for state law and other non-tax purposes. In other words, for federal income tax purposes, we do not pay tax on our income or gain, nor are we entitled to a deduction for our losses, but such gains or losses are allocated to each member in accordance with the member's interest in us and the member will be responsible for paying the income tax applicable to such membership interest. Our taxable income or loss, which may vary substantially from the net income or net loss we report in our consolidated statement of operations, is includable in the federal income tax returns of our members. The aggregate difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined as we do not have access to information about each member's tax attributes in Link.

      In order for us to continue to be classified as a partnership for federal income tax purposes, at least 90% of our gross income for every taxable year must consist of "qualifying income" within the meaning of the Internal Revenue Code. In 2002 and 2003, we recognized income from our settlement with Enron and discharge of indebtedness in excess of 10% of our gross income for each of those years. As disclosed in more detail in our Third Amended Joint Chapter 11 Plan which is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2002, we concluded that income from our settlement with Enron and our debt discharge income constituted "qualifying income," although the matter was not free from doubt. In January 2004, we requested a private letter ruling from the Internal Revenue Service to determine either that the income from our settlement with Enron and the debt discharge income is qualifying income or that the recognition of such income should be disregarded for purposes of the qualifying income test because it was an inadvertent result of our bankruptcy.

      We are unable to predict how or when the Internal Revenue Service will rule. If the ruling is favorable, we will continue to be treated as a partnership for federal income tax purposes for so long as we satisfy the qualifying income test. If we are unable to obtain a favorable ruling and are unsuccessful in litigating the matter should we choose to do so, we will be taxable as a corporation for the year in which we failed to meet the qualifying income test and every year thereafter. Any classification of us as a corporation could result in a material reduction in the value of our units.

LLC Agreement

      Under our Limited Liability Company Agreement (the "LLC Agreement"), our Board may, but is not required, to make distributions to each interest holder, and in any event, our exit credit facilities do not permit us to make any cash distributions so long as we have any indebtedness or other obligations outstanding under the exit credit facilities. Similar to a corporation, members do not share our liability. Under our LLC Agreement, members are also entitled to certain information about us and to vote for directors and on certain other matters. The holders of the majority of outstanding units have the right to vote on mergers and the election or removal of directors. The holders of two-thirds of the units have the right to approve additional issuances of equity and certain amendments to the LLC Agreement. Members are not entitled to participate in our management directly, but participate indirectly through the election of our directors.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

Reclassifications

      Certain reclassifications have been made to prior period amounts to conform with the current period presentation.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation. We own and operate our assets through our operating limited partnerships. The accompanying financial statements reflect the consolidated accounts of Link Energy LLC and the operating limited partnerships after elimination of intercompany transactions.

      Nature of Operations. Through our affiliated limited partnerships, Link Energy Limited Partnership, Link Energy Canada Limited Partnership, Link Energy Pipeline Limited Partnership, and EOTT Energy Liquids, L.P., we are engaged in the purchasing, gathering, transporting, trading, storage and resale of crude oil and related activities. Prior to their disposition in 2003, we were also engaged in the operation of a hydrocarbon processing plant (the "Morgan's Point Facility"), a natural gas liquids storage facility (the "Mont Belvieu Facility") and natural gas liquids assets on the West Coast. See Note 8 for information regarding the disposition of our Morgan's Point Facility, Mont Belvieu Facility and natural gas liquids assets on the West Coast. The results of operations related to these assets have been reclassified to discontinued operations for all periods presented herein. Our remaining principal business segments are our North American Crude Oil gathering and marketing operations and our Pipeline Operations.

      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash Equivalents. We record as cash equivalents all highly liquid short-term investments having original maturities of three months or less.

      Restricted Cash. Restricted cash represents cash which is not available for general corporate purposes. At December 31, 2003, restricted cash is comprised of amounts to be used for the settlement of certain obligations related to our Liquids Operations, which were sold on December 31, 2003. See further discussion in Note 8.

      Inventory. Inventory includes crude oil inventory in our North American Crude Oil gathering and marketing operations and our Pipeline Operations. Inventory is stated at average cost for all periods presented.

      Property, Plant and Equipment. Property, plant and equipment is stated at historical cost for the Predecessor Company and has been adjusted to reflect the adoption of fresh start reporting for the Successor Company. See Note 7. Normal maintenance and repairs are charged to expense as incurred while significant improvements which extend the life of the asset are capitalized. Upon retirement or sale of an asset, the asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

      Impairment of Assets. We evaluate impairment of our long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and would recognize an impairment when estimated undiscounted future cash flows associated with an asset or group of assets are less than the asset carrying amount. Long-lived assets are subject to factors which could affect future cash flows. These factors include competition, our financial condition and cost of credit which impacts our ability to maintain or increase our crude oil volumes, regulation, environmental matters, consolidation in the industry, refinery demand for specific grades of crude oil, area market price structures and continued developmental drilling in certain areas of the United States. We continuously monitor these factors and pursue alternative strategies to maintain or enhance cash flows

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

associated with these assets; however, no assurances can be given that we can mitigate the effects, if any, on future cash flows related to any changes in these factors. See Note 8 for further discussion of asset impairments.

      Depreciation. Depreciation is provided by applying the straight-line method to the basis of property, plant, and equipment over the estimated useful lives of the assets. Asset lives are 10 to 20 years for barging, terminalling, gathering and pipeline facilities, 5 to 10 years for transportation equipment, and 3 to 20 years for other buildings and equipment.

      Goodwill. Effective January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires entities to discontinue the amortization of goodwill, allocate all existing goodwill among its reporting segments based on criteria set by SFAS No. 142 and perform initial impairment tests by applying a fair value-based analysis on the goodwill in each reporting segment. Goodwill is to be tested for impairment annually or more frequently if circumstances indicate a possible impairment. Goodwill was allocated to the North American Crude Oil segment and in 2002 no impairment of goodwill was required. Our reported income from continuing operations of $0.05 million ($0.00 per diluted unit) in 2001 included amortization of goodwill of $1.0 million ($0.4 per diluted unit). Our income from continuing operations in 2001, excluding the amortization of goodwill, would have been $1.0 million ($0.04 per diluted unit). In connection with the adoption of fresh start reporting (see
Note 6), all remaining goodwill at February 28, 2003 was eliminated.

      Pipeline Linefill. Pipeline linefill, which consists of minimum operating requirements is recorded at cost for the Predecessor Company and was adjusted to fair value in connection with the adoption of fresh start reporting for the Successor Company (See Note 6). Total minimum operating linefill requirements held in third party pipelines and our pipelines at December 31, 2003 and 2002 were 2.1 million barrels valued at $39.7 million and 2.9 million barrels valued at $50.2 million, respectively. Minimum linefill requirements held in third party pipelines at December 31, 2003 and 2002 were valued at $6.3 million and $8.8 million, respectively, and classified as Other Assets and Other Current Assets, respectively, on the balance sheet. Minimum linefill requirements held in our pipelines at December 31, 2003 and 2002, were valued at $33.4 million and $41.4 million, respectively, and classified as Property, Plant and Equipment on the balance sheet. See Note 8 for information regarding the sale of certain linefill.

      Derivative and Hedging Activities. We utilize derivative instruments to minimize our exposure to commodity price fluctuations. Generally, as we purchase lease crude oil at prevailing market prices, we enter into corresponding sales transactions involving either physical deliveries of crude oil to third parties or a sale of futures contracts on the NYMEX. Price risk management strategies, including those involving price hedges using NYMEX futures contracts, are very important in managing our commodity price risk. Such hedging techniques require resources for managing both future positions and physical inventories. We effect transactions both in the futures and physical markets in order to deliver the crude oil to its highest value location or otherwise to maximize the value of the crude oil we control. Throughout the process, we seek to maintain a substantially balanced risk position at all times. We do have certain risks that cannot be completely hedged such as basis risks (the risk that price relationships between delivery points, grades of crude oil or delivery periods will change) and the risk that transportation costs will change.

      Effective January 1, 1999, we began reporting energy trading contracts (as defined) at fair value in the balance sheet with changes in fair value included in earnings in accordance with Emerging Issues Task Force ("EITF") Issue 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities."

      Effective January 1, 2001, we began reporting derivative activities in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. SFAS No. 133 requires that derivative instruments be recorded in the balance sheet as either assets or liabilities measured at fair value. Under SFAS No. 133, we are required to "mark-to-fair value" all of our derivative instruments at the end of each reporting period. At the date of initial adoption of SFAS No. 133, the difference between the fair value of derivative instruments and the previous carrying amount of those derivatives was recorded as the cumulative effect of a change in accounting principle. The cumulative effect of adopting SFAS No. 133 effective January 1, 2001 was a $1.3 million ($0.05 per diluted unit) increase in income. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

specific hedge accounting criteria are met. Qualifying criteria include, among other requirements, that we formally designate, document, and assess the effectiveness of the hedging instruments as they are established and at the end of each reporting period. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results from the hedged item in the income statement. Changes in the fair value of derivatives designated as cash flow hedges are deferred to Other Comprehensive Income (Loss) ("OCI"), a component of Members' Capital, and reclassified into earnings when the associated hedged transaction affects earnings. Deferral of derivative gains and losses through OCI is limited to the portion of the change in fair value of the derivative instrument which effectively hedges the associated hedged transaction; ineffective portions are recognized currently in earnings. Beginning in the second quarter of 2003, we designated certain of our derivative instruments as cash flow hedges of forecasted transactions. These hedges were for a maximum of two-months and had no material effect on our OCI or earnings for the ten months ended December 31, 2003. The ineffective portions of our hedged transactions were not material to our earnings for the ten months ended December 31, 2003. SFAS No. 133 requires that any cash flow hedges, for which it is probable that the original forecasted transactions will not occur by the end of the originally specified time period, be discontinued and reclassified into earnings, and that such reclassifications be recorded and separately disclosed. We had no such reclassifications for the ten months ended December 31, 2003. All unrealized derivative gains and losses included in accumulated other comprehensive income (loss) at December 31, 2003 are expected to be reclassified to net income (loss) within the next twelve months. Realized derivative gains and losses are included in Operating Revenue in our Statement of Operations.

      Changes in the market value of transactions designated as energy trading activities in accordance with EITF Issue 98-10 (prior to the rescission of EITF Issue 98-10) and derivative instruments accounted for under SFAS No. 133, are recorded in revenues every period as unrealized gains or losses. The related price risk management assets and liabilities are recorded in other current or non-current assets and liabilities, as applicable, on the balance sheet. The fair value of transactions is determined primarily based on forward prices of the commodity, adjusted for certain transaction costs associated with the transactions. For the ten months ended December 31, 2003, we had net unrealized losses of $0.8 million, for the two months ended February 28, 2003, we had net unrealized gains of $4.5 million and for the years ended December 31, 2002 and 2001, we had net unrealized gains of $1.8 million and net unrealized losses of $2.5 million, respectively.

      In the first quarter of 2001, we changed our method of accounting for inventories used in our energy trading activities from the average cost method to the fair value method. The cumulative effect of the change in accounting for inventories as of January 1, 2001 was $0.2 million ($0.01 per diluted unit) and is reported as a decrease in net income for 2001. The change in accounting for inventories increased reported net income in 2001 by approximately $2.6 million. The consensus to rescind EITF Issue 98-10 eliminated EOTT's basis for recognizing physical inventories at fair value. With the rescission of EITF Issue 98-10, inventories purchased after October 25, 2002 were valued at average cost.

      In October 2002, the EITF reached a consensus in EITF Issue 02-03 "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities." The EITF reached a consensus to rescind EITF Issue 98-10, and related interpretive guidance, and preclude mark to market accounting for energy trading contracts that are not derivative instruments pursuant to SFAS No. 133. See Note 20 for discussion of the cumulative effect of the change in accounting principle. The consensus requires that gains and losses (realized and unrealized) on all derivative instruments held for trading purposes be shown net in the income statement, whether or not the instrument is settled physically.

      Revenue Recognition. Prior to the rescission of EITF Issue 98-10 in the fourth quarter of 2002, substantially all of our current gathering, marketing and trading activities were accounted for on a fair value basis with changes in fair value included in earnings. Qualifying derivative instruments are accounted for pursuant to SFAS No. 133 and energy trading activities were accounted for pursuant to EITF Issue 98-10. We recognize revenue on the accrual method, for non trading activities and non-derivative instruments, based on the right to receive payment for goods and services delivered to third parties.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      Certain estimates were made in determining the fair value of contracts. We have determined these estimates using available market data and valuation methodologies. Judgment is required in interpreting market data, and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

      Cost of Sales and Operating Expenses. Cost of sales includes the cost of purchasing crude oil and associated transportation costs. Operating expenses consist of field and pipeline expenses, including payroll and benefits, utilities, telecommunications, fuel and power, environmental expenses and property taxes.

      Receivable Financing. SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - A Restatement of FASB Statement No. 125" was effective March 31, 2001. Under SFAS No. 140, transfers of accounts receivable under our receivables agreement, discussed further in
Note 4, are accounted for as financings. Costs associated with the transfers are classified as "Interest Expense and Related Charges" on the Consolidated Income Statement.

      Foreign Currency Transactions. Canadian operations represent all of our foreign activities. The U.S. dollar is the functional currency. Foreign currency transactions are initially translated into U.S. dollars. The resulting gains and losses are included in the determination of net income (loss) in the period in which the exchange rate changes. The gain (loss) on foreign currency transactions, included in "Other, net" on the Consolidated Income Statement was a gain of $0.1 million for the ten months ended December 31, 2003 and a gain of $0.1 million for the two months ended February 28, 2003. No gain or loss was recognized for the year ended December 31, 2002 and a $0.3 million loss was recognized for the year ended December 31, 2001.

      Environmental. Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Estimated liabilities are recorded when environmental assessments indicate that remedial efforts are probable and the costs can be reasonably estimated. Estimates of the liability and insurance recovery, if any, are based upon currently available facts, existing technology and presently enacted laws and regulations and are included in the balance sheet on an undiscounted basis.

      Unit Based Compensation Plans. We account for unit-based compensation using the intrinsic value recognition provisions of APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. If we had elected to recognize compensation cost based on the fair value recognition provisions of SFAS No. 123, "Accounting for Stock Based Compensation", net income (loss) and net income (loss) per unit would be unchanged for the ten months ended December 31, 2003, the two months ended February 28, 2003 and for the years ended December 31, 2002 and 2001.

3.    LIQUIDITY/GOING CONCERN

GENERAL

      We emerged from bankruptcy on March 1, 2003 as a highly leveraged company and have not been able to significantly reduce our debt to date. We will not be able to continue as a viable business unless we reduce our debt and attract new volumes.

      Our Restructuring Plan anticipated profitable Liquids Operations and a quick return of crude oil volume growth in 2003. After incurring an operating loss of $31.0 million from our Liquids Operations since our emergence from bankruptcy, we sold our Liquids Operations in December 2003 for approximately $20 million (see Note 8). Our pre-bankruptcy customers and business partners have been less willing to do business with us than we anticipated as a result of our being highly leveraged and having shown no substantive improvement in our financial performance. Although our Restructuring Plan assumed that our marketing volumes would increase to approximately 350,000 barrels per day by

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

the end of 2003, our actual marketing volumes were approximately 254,000 barrels per day in December 2003, and we do not anticipate an appreciable increase in volumes for the remainder of 2004.

      Furthermore, as a result of our bankruptcy, we incurred higher costs in obtaining credit than we had in the past. Our trade creditors were less willing to extend credit to us on an unsecured basis and the amount of letters of credit we have been required to post for our marketing activities increased significantly. Our letters of credit outstanding at December 31, 2003 were $250 million with a maximum commitment available of $260 million.

      Our cash flow from operations is not sufficient to meet our current cash requirements and, as a result, we have been borrowing under our Trade Receivables Agreement in order to fund our operations and capital needs. Absent a significant improvement in our business performance, we expect to continue to borrow to meet our cash requirements to the extent borrowed funds are available. At March 19, 2004, we have approximately $23.0 million in borrowing availability under our Trade Receivables Agreement. Based on our current cash requirements, we may exhaust our sources of available cash in the second quarter of 2004.

      We have sold substantially all of our non-strategic assets in an effort to reduce our aggregate indebtedness, which was approximately $268 million as of March 15, 2004. We will not be able to use funds from future asset sales, if any, to meet our current cash needs because the proceeds from any such sales are likely to be required to reduce our outstanding indebtedness. In addition to asset sales, we have attempted, without success, to raise additional equity and to convert indebtedness to equity.

      We are in advanced discussions with a potential buyer regarding the sale of substantially all of our assets; however, there can be no assurances that we can consummate a transaction. The net proceeds of the transaction would be used to repay all of our outstanding indebtedness, as well as to satisfy other existing obligations. If the transaction were consummated, we would have no further operations and would wind down over a period of time. If we are not successful in consummating the transaction, we will continue to pursue other strategic alternatives, which include the sale of additional assets (singularly or in groups) or a voluntary filing under the U.S. Bankruptcy Code. Based on our existing level of indebtedness, it is unlikely that either a sale or bankruptcy would yield any material residual value for the Company's unitholders.

FACTORS ADVERSELY AFFECTING OUR LIQUIDITY AND WORKING CAPITAL

      Our ability to fund our liquidity and working capital requirements has been adversely affected by various factors, including the following:

      - COVENANT BREACHES UNDER EXIT CREDIT FACILITIES. During the last four months of 2003 and in January 2004, we have breached certain covenants under our exit credit facilities, which include the Letter of Credit Agreement, the Term Loan, the Trade Receivables Agreement and the Commodity Repurchase Agreement. These covenants are discussed below. We have obtained a waiver of these 2003 violations and are currently in discussions with our lenders regarding a waiver for January 2004. In addition, we have reduced the lenders' maximum commitment under the Letter of Credit Facility from $325 million to $260 million.

            - Minimum Consolidated EBIDA. We are required to maintain a minimum, rolling cumulative four month total of consolidated Earnings Before Interest Depreciation and Amortization, subject to certain adjustments, as defined ("Minimum Consolidated EBIDA"). For the rolling four-month periods ended September 30, 2003, October 31, 2003, November 30, 2003, December 31, 2003 and January 31, 2004, the required Minimum Consolidated EBIDA under our exit credit facilities and our actual consolidated EBIDA were as follows:

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

                                     REQUIRED
    ROLLING FOUR-MONTH         MINIMUM CONSOLIDATED    ACTUAL CONSOLIDATED
       PERIOD ENDED                   EBIDA                   EBIDA
--------------------------     --------------------    -------------------
                                                            (RESTATED)
September 30, 2003.......           $ 6.6 million         $ 1.2 million
October 31, 2003.........           $ 8.7 million         $ 2.9 million
November 30, 2003........           $10.4 million         $(1.4) million
December 31, 2003........           $12.7 million         $(2.2) million
January 31, 2004.........           $16.0 million         $ 1.0 million

                  For the rolling four-month periods ending February 29, 2004, March 31, 2004 and April 30, 2004, we will be required to maintain Minimum Consolidated EBIDA of $15.7 million, $16.9 million and $16.5 million, respectively. Thereafter, the requirement continues to increase until it reaches $17.4 million for the four-month period ended August 31, 2004. Because this covenant becomes increasingly stringent, we expect we will not be in compliance with this covenant and thereby will be in default under our exit credit facilities for the foreseeable future.

            - Interest Coverage. We are required to maintain a minimum ratio of consolidated EBIDA to interest expense, subject to certain exclusions ("Interest Coverage Ratio"), over rolling consecutive four month periods. For the rolling four-month periods ended September 30, 2003, October 31, 2003, November 30, 2003, December 31, 2003 and January 31, 2004, the required Interest Coverage Ratio under our exit credit facilities and our actual interest coverage ratio were as follows:

                                       REQUIRED
   ROLLING FOUR-MONTH                  INTEREST            ACTUAL INTEREST
      PERIOD ENDED                  COVERAGE RATIO         COVERAGE RATIO
-------------------------          ----------------        ---------------
                                                              (RESTATED)
September 30, 2003.......              .62 to 1.00           .13 to  1.00
October 31, 2003.........              .79 to 1.00           .31 to  1.00
November 30, 2003........              .93 to 1.00          (.15) to 1.00
December 31, 2003........             1.11 to 1.00          (.23) to 1.00
January 31, 2004.........             1.36 to 1.00           .10 to  1.00

                  For the rolling four-month periods ending February 29, 2004, March 31, 2004 and April 30, 2004, we will be required to maintain an Interest Coverage Ratio of 1.35 to 1.00, 1.36 to
                  1.00 and 1.34 to 1.00, respectively. This ratio requirement continues to increase until it reaches 1.42 to 1.0 for the four-month period ended August 31, 2004. Because this covenant becomes increasingly stringent, we expect we will not be in compliance with this covenant and thereby will be in default under our exit credit facilities for the foreseeable future.

            - Minimum Consolidated Tangible Net Worth. At the end of each month, from March 31, 2003 to December 31, 2003, we were required to maintain a minimum consolidated tangible net worth, subject to certain adjustments, as defined ("Minimum Consolidated Tangible Net Worth"), of $8.5 million. Actual Minimum Consolidated Tangible Net Worth at December 31, 2003 was $12.8 million. From January 31, 2004 to August 30, 2004, we are required to maintain a Minimum Consolidated Tangible Net Worth of $10 million. Actual Minimum Consolidated Tangible Net Worth at January 31, 2004 was $9.9 million.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

                  - Covenant Breach relating to Borrowing Base Calculation. We are required to maintain asset values (the "Borrowing Base") at all times that exceed our aggregate outstanding letters of credit ("LC Obligations"). As of February 15, 2004, aggregate LC Obligations exceeded the Borrowing Base by approximately $1.9 million. This represented a payment default of $1.9 million under our Letter of Credit Facility which was subsequently waived. As of March 15, 2004, the Borrowing Base exceeded LC Obligations by approximately $12 million.

                  - Consequences of Covenant Breaches. Any default (covenant default or payment default, after applicable cure periods) under any of our exit credit facilities will cause a cross-default under all the other exit credit facilities. If a payment default under any of the exit credit facilities or any other debt obligation involves indebtedness of $10 million or more, or there is an acceleration of the indebtedness of $10 million or more, then the payment default under the exit credit facilities would be a default under the indenture relating to the 9% Senior Notes (the "9% Senior Notes Indenture"). A default under the 9% Senior Notes Indenture will cause a cross-default under our exit credit facilities.

                        Any breaches, unless waived, could severely limit our access to liquidity and credit support and result in our being required to repay all outstanding indebtedness, plus accrued and unpaid interest, under our exit credit facilities as well as the 9% Senior Note Indenture. Although our exit credit facility lenders provided a waiver for our breaches of covenants as of December 31, 2003, there can be no assurance they will provide waivers for any subsequent period, including January 31, 2004, or that any amendment to our exit credit facilities required to obtain such assurance will not adversely affect our liquidity.

                  - Maturities of our Exit Facilities. In addition, we extended our Trade Receivables Agreement and Commodity Repurchase Agreement to June 1, 2004 (although we have an option to extend the maturity to August 30, 2004, subject to us being in compliance with our debt covenants) and our Term Loan and Letter of Credit Facility mature on August 30, 2004. As of March 15, 2004, we had $53.0 million of outstanding borrowings under our Trade Receivables Agreement, $16.9 million of outstanding borrowings under our Commodity Repurchase Agreement, and $75 million of borrowings under our Term Loan Agreement. Since we did not reduce Standard Chartered's exposure below $200 million by March 1, 2004, we paid a $2.5 million fee to Standard Chartered on March 15, 2004. We may not be able to repay the indebtedness under our exit credit facilities at maturity. Any replacement credit facilities, to the extent obtainable, may be at significantly greater cost to us. There can be no assurances, however, that replacement credit facilities can be obtained.

            - COVENANT BREACH UNDER ENRON NOTE. We are required to maintain at all times a letter of credit securing a promissory note payable to Enron Corp. (the "Enron Note") in the initial principal amount of $6.2 million. We failed to cause such letter of credit to be renewed at least 10 business days prior to its expiration, which resulted in an event of default under, and the automatic acceleration of, the Enron Note. As of December 31, 2003, $5.7 million was due and payable under the Enron Note. A replacement letter of credit has been issued, and we have asked Enron Corp. to waive the event of default and rescind the automatic acceleration of the note. There can be no assurance that Enron Corp. will provide the waiver or when such a waiver will be provided.

GOING CONCERN

      Our Consolidated Financial statements have been prepared assuming we will continue as a going concern which contemplates the realization of assets and settlement of liabilities in the normal course of business. The factors discussed

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

above raise substantial doubt about our ability to continue as a going concern. Our Consolidated Financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.    CREDIT RESOURCES

SUMMARY OF DEBTOR IN POSSESSION ("DIP") FINANCING

      On October 18, 2002, we entered into agreements with Standard Chartered, SCTS, Lehman and other lending institutions for $575 million in DIP financing facilities. The DIP facilities provided (i) $500 million of credit and financing facilities through Standard Chartered and SCTS, which included up to $325 million for letters of credit through Standard Chartered and $175 million of inventory repurchase/accounts receivable financing through SCTS, and (ii) $75 million of term loans through Lehman and other lending institutions. The credit facilities were subject to a borrowing base and were secured by a first-priority lien on all, or substantially all, of our real and personal property. At December 31, 2002 we had amounts outstanding under the repurchase agreement and accounts receivable financing agreement of $75 million and $50 million, respectively, at weighted average interest rates of 4.4% and 4.7%, respectively. As of February 28, 2003, we had outstanding approximately $313 million of letters of credit, $125 million of inventory repurchase/accounts receivable financing, and $75 million of term loans. The DIP financing facilities contained certain restrictive covenants that, among other things, limited distributions, other debt, and certain asset sales. On February 28, 2003, as we emerged from bankruptcy, the DIP financing facilities were refinanced by the same institutions. The following discussion provides an overview of our post-bankruptcy debt.

SUMMARY OF EXIT CREDIT FACILITIES, SENIOR NOTES, AND OTHER DEBT

      Our emergence from bankruptcy, as of March 1, 2003, was financed through a combination of exit credit facilities, senior notes and other debt associated with settlement of claims during our bankruptcy proceedings. The table below provides a summary of these financing arrangements as of December 31, 2003.

                        SUMMARY OF FINANCING ARRANGEMENTS
                                  (IN MILLIONS)

                                                     COMMITMENT/         AMOUNT
                                                     FACE AMOUNT      OUTSTANDING          MATURITY
Exit Credit Facilities:
      Letter of Credit Facility................   $      260.0        $   250.1        August 30, 2004
      Trade Receivables Agreement..............          100.0(1)          27.0        March 1, 2004(2)
      Commodity Repurchase Agreement...........           18.0             18.0        March 1, 2004(2)
      Term Loans...............................           75.0             75.0        August 30, 2004

Senior Notes...................................          109.2            104.5        March 1, 2010(3)(4)

Other Debt:
      Enron Note...............................            5.7              6.4        October 1, 2005(3) (5)
      Big Warrior Note.........................            2.5              2.3        March 1, 2007(3)
      Ad Valorem Tax Liability.................            6.6              6.6        March 1, 2009

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

(1)   $50 million of this commitment is unavailable ten days each month.

(2) On March 1, 2004, we extended these arrangements for 3 months until June 1, 2004 and paid an extension fee of $0.4 million. We have an option to extend these arrangements until August 30, 2004 subject to the payment of extension fees of $0.4 million and us being in compliance with our debt covenants.

(3) These notes were adjusted to fair value pursuant to the adoption of fresh start reporting required by SOP 90-7.

(4)   On September 1, 2003 and March 1, 2004, we issued an additional senior note in the amount of $5.2 million and $5.5 million, respectively, in lieu of the first and second semi-annual payment of interest on our senior notes.

(5)   See discussion below regarding event of default.

The following is a summary of our scheduled debt maturities at December 31, 2003 (in millions):

                                                                                          After
                                    2004       2005       2006       2007       2008       2008       Total
                                  --------   --------   --------   --------   --------   --------   ---------
Senior Notes.................     $      -   $      -   $      -   $      -   $      -   $  109.2   $   109.2
Term Loans(1)................         75.0          -          -          -          -          -        75.0
Commodity Repurchase
   Agreement (1).............         18.0          -          -          -          -          -        18.0
Trade Receivables
   Agreement(1)..............         27.0          -          -          -          -          -        27.0
Enron Note (2)...............          1.0        4.7          -          -          -          -         5.7
Big Warrior Note.............          0.3        0.4        0.4        1.4          -          -         2.5
Ad Valorem Tax Liability.....          2.8        0.9        1.0        1.1        0.8          -         6.6
                                  --------   --------   --------   --------   --------   --------   ---------
                                  $  124.1   $    6.0   $    1.4   $    2.5   $    0.8   $  109.2   $   244.0
                                  ========   ========   ========   ========   ========   ========   =========

(1)   See previous discussion of covenant violations and cross defaults.

(2)   See discussion below regarding event of default.

Exit Credit Facilities

      On February 11, 2003, we entered into our exit credit facilities with the same lenders and under substantially the same terms in the DIP financing facilities. These new facilities were effective March 1, 2003 and $2.9 million of facility and extension fees were paid in connection with these new facilities. Such fees are being amortized as interest expense over the terms of the facilities.

Letter of Credit Facility

      The Letter of Credit Facility, as amended, with Standard Chartered provides $260 million of financing until August 30, 2004 and is subject to defined borrowing base limitations. The borrowing base is (as of the date of determination) the sum of cash equivalents, specified percentages of eligible receivables, deliveries, fixed assets, inventory, margin deposits and undrawn product purchase letters of credit, minus (i) first purchase crude payables, other priority claims, aggregate net amounts payable by the borrowers under certain hedging contracts and certain eligible receivables arising from future crude oil obligations, (ii) the principal amount of loans outstanding and any accrued and unpaid fees and expenses under the Term Loans, and (iii) all outstanding amounts under the Amended and Restated Commodity Repurchase Agreement and the Amended and Restated Receivables Purchase Agreement ("SCTS Purchase Agreements"). Pursuant to a scheduled advance rate reduction, effective July 1, 2003, the specified percentages of eligible receivables and fixed assets in the borrowing base were reduced. As of February 15, 2004, our aggregate letter of credit obligation exceeded the borrowing base by approximately $1.9 million. We have obtained a waiver of this violation from our lenders. As of March 15, 2004, the Borrowing Base exceeded LC Obligations by approximately $12 million.

      The Letter of Credit Facility required an upfront facility fee of $1.25 million that was paid at closing. Since we did not reduce Standard Chartered's exposure below $200 million by March 1, 2004, we paid a $2.5 million fee to Standard Chartered. Letter of credit fees range from 2.25% to 2.75% per annum depending on usage. The commitment fee is 0.5%

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

per annum of the unused portion of the Letter of Credit Facility. Additionally, we agreed to a fronting fee, which is the greater of 0.25% per annum times the face amount of the letter of credit or $250. An annual arrangement fee of 1% per annum times the average daily maximum commitment amount, as defined in the Letter of Credit Facility, is payable on a monthly basis.

      The exit credit facilities include various financial covenants that we must adhere to on a monthly basis as discussed in Note 3 and set forth below.

            - Current Ratio. We must maintain a ratio of consolidated current assets, subject to certain adjustments to consolidated current liabilities less funded debt, as defined, of 0.90 to
                  1.00 for the term of the exit credit facilities. The actual Current Ratio at December 31, 2003 was 1.00 to 1.00.

      For purposes of determining the financial information used in the financial covenants set forth above and in Note 3, we are required to exclude all items directly attributable to our Liquids Operations and the West Coast natural gas liquids assets ("Designated Assets") for the first five months ended May 31, 2003, and to make "permitted adjustments" (changes due to fresh start reporting, income and expenses attributable to the Designated Assets during the first five months ended May 31, 2003, changes due to the cumulative affect of changes in GAAP, which are approved by the bank, gains or losses from the sales of assets or Designated Assets and any write-downs on Designated Assets), as defined.

      In connection with the sale of assets in 2003 discussed in Note 8, the Letter of Credit Facility was amended to allow the net proceeds from these asset sales to be used to repay amounts outstanding under the Commodity Repurchase Agreement.

      In addition, there are certain restrictive covenants that, among other things, limit other debt, certain asset sales, mergers and change in control transactions. Additionally, the exit credit facilities prohibit us from making any distributions, or purchases, acquisitions, redemptions or retirement of our LLC units so long as we have any indebtedness, liabilities or other obligations outstanding to Standard Chartered, SCTS, Lehman, or any other lenders under these facilities.

SCTS Purchase Agreements

      We have an agreement with SCTS similar to our pre-bankruptcy inventory repurchase agreement, which provides for the financing of purchases of crude oil inventory utilizing a forward commodity repurchase agreement ("Commodity Repurchase Agreement"). The maximum commitment under the Commodity Repurchase Agreement was $75 million. It required an upfront facility fee of approximately $378,000 and carried an interest rate of LIBOR plus 3%. During the fourth quarter of 2003, net proceeds of $57 million from the disposition of assets were used to repay amounts outstanding under the Commodity Repurchase Agreement and the maximum commitment amount was reduced to $18 million. The Commodity Repurchase Agreement had an initial term of six months to August 30, 2003, at which time we had the option to extend for an additional twelve months. In August 2003, we amended the Commodity Repurchase Agreement to provide us the option to (1) extend the maturity date to March 1, 2004 and (2) prior to March 1, 2004, extend the maturity date to August 30, 2004. The election of each option will require the payment of an extension fee of $375,000. We elected to extend the maturity date to March 1, 2004, which required the payment of the extension fee of $375,000 and increased the interest rate to LIBOR plus 7%. We subsequently elected to extend the Commodity Repurchase Agreement to June 1, 2004, although we have an option to extend the maturity to August 30, 2004, subject to us being in compliance with our debt covenants. The election of the option required the payment of an extension fee of $0.2 million. At December 31, 2003, we had outstanding repurchase agreements of $18 million with an interest rate of 8.2%.

      In addition, we also have an agreement with SCTS similar to our pre-bankruptcy trade receivables agreement, which provides for the financing of up to an aggregate amount of $100 million of certain trade receivables ("Trade Receivables Agreement") outstanding at any one time. The discount fee is LIBOR plus 3% and an upfront facility fee of approximately $504,000 was paid. The Trade Receivables Agreement had an initial term of six months to August 30, 2003, at which time we had the option to extend for an additional twelve months. In August 2003, we amended the Trade Receivables

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

Agreement to provide us the option to (1) extend the maturity date to March 1, 2004 and (2) prior to March 1, 2004, extend the maturity date to August 30, 2004. The election of each option will require the payment of an extension fee of $0.5 million. We elected to extend the maturity date to March 1, 2004, which required the payment of an extension fee of $0.5 million and increased the interest rate to LIBOR plus 7%. We subsequently elected to extend the Trade Receivables Agreement to June 1, 2004, although we have an option to extend the maturity to August 30, 2004. The election of the option required the payment of an extension fee of $250,000. Receivables financed at December 31, 2003 totaled $27 million at a weighted average interest rate of 8.1%.

Term Loan Agreement

      We entered into an agreement with Lehman, as Term Lender Agent, and other lenders (collectively, "Term Lenders"), which provides for term loans in the aggregate amount of $75 million (the "Term Loans"). The Term Loans mature on August 30, 2004.

      The financing included two term notes. The Tier-A Term Note is for $50 million with a 9% per annum interest rate. The Tier-B Term Note is for $25 million with a 10% per annum interest rate. Interest is payable monthly on both notes. An upfront fee of $750,000 was paid and we agreed to pay a deferred financing fee in the aggregate amount of $2 million on the maturity date of the Term Loans. This latter fee was fully accrued as of February 28, 2003.

      The Term Loans are collateralized and have certain repayment priorities with respect to collateral proceeds pursuant to the Intercreditor and Security Agreement that is discussed below. Under the Term Loan Agreement, term loan debt outstanding is subject to a borrowing base as defined in the Letter of Credit Agreement. Further, the Term Loan Agreement contains financial covenants that mirror those outlined above in the discussion of the Letter of Credit Facility.

Intercreditor and Security Agreement

      In connection with the Letter of Credit Facility, the Term Loans and the SCTS Purchase Agreements, we entered into the Intercreditor and Security Agreement ("Intercreditor Agreement") with Standard Chartered, Lehman, SCTS and various other secured parties ("Secured Parties"). This agreement provides for the sharing of collateral among the Secured Parties and prioritizes the application of collateral proceeds which provides for repayment of the Tier-A Term Note and the Standard Chartered letter of credit exposure above $300 million prior to other secured obligations.

      In addition, to the extent that drawings are made on any letters of credit, Standard Chartered, as Collateral Agent, may distribute funds from our debt service payment account to itself (as letter of credit issuer ("LC Issuer") on behalf of the letter of credit participants) as needed to allow Link LLC to reimburse Standard Chartered, as letter of credit issuer, for such drawings.

Senior Notes

      On October 1, 1999, we issued to the public $235 million of 11% senior notes. The senior notes were due October 1, 2009, and interest was paid semiannually on April 1 and October 1. The senior notes were fully and unconditionally guaranteed by all of our operating limited partnerships but were otherwise unsecured. On October 1, 2002, we did not make the interest payment of $12.9 million on our 11% senior notes. These notes were cancelled effective March 1, 2003 as a result of our Restructuring Plan and the holders of these notes, along with our general unsecured creditors with allowed claims, received a pro rata share of $104 million of 9% senior unsecured notes, plus a pro rata share of 11,947,820 Link LLC units.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

Link LLC Senior Notes 2010

      In February 2003, we issued $104 million of 9% senior unsecured notes to the Bank of New York, as depositary agent, which was subsequently allocated by the depositary agent to former holders of the 11% senior notes described above and our general unsecured creditors with allowed claims. The senior notes are due in March 2010, and interest will be paid semiannually on September 1 and March 1, with the first payment made on September 1, 2003. Under the terms of the indenture governing our senior notes, we are allowed to pay interest payments in kind by issuing additional senior notes on the first two interest payment dates. If we make payments in kind, we must make the payments as if interest were being charged at 10% per annum instead of 9% per annum. On September 1, 2003, we issued an additional senior note in the aggregate principal amount of $5.2 million to the Bank of New York in lieu of the first interest payment. On March 1, 2004, we issued an additional senior note in the aggregate principal amount of $5.5 million to the Bank of New York in lieu of the second interest payment. We may not optionally redeem the notes. The notes are subject to mandatory redemption or sinking fund payments if we sell assets and use the money for certain purposes or if we have a change of control. Provisions of the indenture could limit additional borrowings, sale and lease back transactions, affiliate transactions, purchases of our own equity, payments on debt subordinated to the senior notes, distributions to members, certain merger, consolidation or change in control transactions, or sale of assets if certain financial performance ratios are not met.

Other Debt

      In connection with our settlement with Enron as part of the Restructuring Plan, we executed a $6.2 million note payable to Enron ("Enron Note") that is guaranteed by our subsidiaries. The Enron Note is secured by an irrevocable letter of credit and bears interest at 10% per annum. Interest is paid semiannually on April 1 and October 1, beginning on April 1, 2003 and we are allowed to pay interest payments in kind on the first two interest payment dates. Principal payments of $1 million are payable in October 2003 and October 2004, with the remaining principal balance due in October 2005. On October 1, 2003, we paid our first principal payment of $1.0 million and elected to pay our interest payment of $0.3 million in kind. We failed to cause the letter of credit to be renewed at least 10 business days prior to its expiration, which resulted in an event of default under, and the automatic acceleration of, the Enron Note. A replacement letter of credit has been issued and we have requested Enron to waive the event of default and rescind the automatic acceleration of the note. There can be no assurance that Enron will provide the waiver, and therefore, the Enron Note is recorded in Other Current Liabilities on the Consolidated Balance Sheet at December 31, 2003.

      In connection with a settlement with Big Warrior Corporation ("Big Warrior") during our bankruptcy, we executed a $2.7 million note payable to Big Warrior, which is secured by a second lien position in one of our Mississippi pipelines. The four-year note is payable in quarterly installments which began June 1, 2003 based on a seven-year amortization schedule, at an interest rate of 6% per annum. A final balloon payment is due March 1, 2007. Effective July 31, 2003, Farallon Capital Partners, L.P. ("Farallon") and Tinicum Partners, L.P. ("Tinicum"), both of which are Term Lenders, purchased this note from Big Warrior.

      In conjunction with our Restructuring Plan, we agreed to pay accrued but unpaid ad valorem taxes over six years from the effective date of our Restructuring Plan. This debt bears interest at 6% with principal and interest payments due quarterly. The first payment was made on June 1, 2003. Unpaid ad valorem taxes of $2 million associated with the Liquids Operations sold on December 31, 2003 (see Note 8) were paid in January 2004.

5.    BANKRUPTCY PROCEEDINGS AND RESTRUCTURING PLAN

      On October 8, 2002, the MLP and the Subsidiary Entities filed pre-negotiated voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "EOTT Bankruptcy"). The filing was made in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "EOTT Bankruptcy Court"). Additionally, the General Partner filed a voluntary petition for reorganization under Chapter 11 on October 21, 2002 in the EOTT Bankruptcy Court in order to join in the voluntary, pre-negotiated Restructuring Plan. On October 24, 2002,

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

the EOTT Bankruptcy Court administratively consolidated, for distribution purposes, the General Partner's bankruptcy filing with the previously filed cases. We operated as debtors-in-possession under the Bankruptcy Code, which means we continued to remain in possession of our assets and properties and continued our day-to-day operations. The EOTT Bankruptcy Court confirmed our Restructuring Plan on February 18, 2003, and it became effective March 1, 2003.

      We entered into an agreement, dated October 7, 2002, with Enron, Standard Chartered Bank ("Standard Chartered"), Standard Chartered Trade Services Corporation ("SCTS"), Lehman Commercial Paper Inc. ("Lehman Commercial") and holders of approximately 66% of the outstanding principal amount of our 11% senior notes (the "Restructuring Agreement"). Under this Restructuring Agreement, Enron, Standard Chartered, SCTS, Lehman Commercial and approximately 66% of our 11% senior note holders agreed to vote in favor of the Restructuring Plan, and to refrain from taking actions not in support of the Restructuring Plan.

      The Restructuring Plan, however, was subject to the approval of the EOTT Bankruptcy Court, and the Settlement Agreement with Enron ("Enron Settlement Agreement") was subject to the additional approval of the United States Bankruptcy Court for the Southern District of New York (the "Enron Bankruptcy Court"), where Enron and certain of its affiliates filed for Chapter 11 bankruptcy protection. The EOTT Bankruptcy Court approved the Enron Settlement Agreement on November 22, 2002, and the Enron Bankruptcy Court approved the Enron Settlement Agreement on December 5, 2002. The major provisions of the Restructuring Plan, which became effective March 1, 2003, are as follows:

      - Enron has no further affiliation with us. The General Partner will be liquidated as soon as reasonably possible with no material effect to us.

      - We consummated the Settlement Agreement with Enron effective December 31, 2002. In the fourth quarter of 2002, we recognized a gain of $45.5 million related to the Settlement Agreement with Enron.

      - We converted to a limited liability company structure and EOTT LLC (subsequently renamed Link Energy LLC) became the successor registrant to the MLP. The MLP was merged into EOTT Energy Operating Limited Partnership.

      - We are now managed by a seven-member Board of Directors. One of the directors is the chief executive officer of Link LLC, and the remaining six directors were selected by the former senior note holders who signed the Restructuring Agreement.

      - We cancelled our outstanding $235 million of 11% senior unsecured notes. Our former senior unsecured note holders and holders of allowed general unsecured claims received a pro rata share of $104 million of 9% senior unsecured notes and a pro rata share of 11,947,820 limited liability company units of EOTT LLC representing 97% of the newly issued units.

      - We cancelled the MLP's publicly traded common units, and the former holders of the MLP's common units received 369,520 limited liability company units of EOTT LLC, representing 3% of newly issued units, and 957,981 warrants to purchase an additional 7% of the new units. We cancelled the MLP's subordinated units and additional partnership interests. See Note 18.

      - We were authorized to develop, and the board has subsequently approved, a management incentive plan. The incentive plan reserves
            1.2 million of EOTT LLC's authorized units for issuance to certain key employees and directors. See Note 19.

      - We closed exit credit facilities with Standard Chartered, SCTS, Lehman, and other lenders on February 28, 2003. See further discussion in Note 4.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      As a result of the confirmation of our Restructuring Plan, the following liabilities that were deemed subject to compromise were either discharged by the EOTT Bankruptcy Court or retained as ongoing obligations of the Successor Company. Estimated liabilities subject to compromise at December 31, 2002 were as follows (in thousands):

11% Senior Notes..................................................    $          235,000
Interest payable - 11% Senior Notes...............................                13,481
Accounts payable and suspense payable.............................                34,876
Allowed claims for environmental settlements and contingencies                     7,970
Other.............................................................                 1,500
                                                                      ------------------
         Total....................................................    $          292,827
                                                                      ==================

      The following reorganization items and net gain on discharge of debt, which were specifically related to the EOTT Bankruptcy, were recorded during the two months ended February 28, 2003, (in thousands):

Reorganization items - legal and professional fees................    $           (7,330)
Net gain on discharge of 11% senior notes,
  related accrued interest and other debt (1).....................    $          131,560

      (1) The gain on discharge of debt was recorded net of the 9% senior notes and limited liability company units issued to the creditors upon emergence from bankruptcy.

6.    FRESH START REPORTING

      As previously discussed, our Consolidated Financial Statements reflect the adoption of fresh start reporting required by SOP 90-7 for periods subsequent to our emergence from bankruptcy. In accordance with the principles of fresh start reporting, we have adjusted our assets and liabilities to their fair values as of February 28, 2003. The net effect of the fresh start reporting adjustments was a loss of $56.8 million, which is reflected in the results of operations of the Predecessor Company for the two months ended February 28, 2003.

      The enterprise value of Link on the effective date of the Restructuring Plan was determined to be approximately $363 million. The enterprise value was determined with the assistance of a third party financial advisor using discounted cash flow, comparable transaction and capital market comparison analyses, adjusted for the actual working capital as of the effective date of the Restructuring Plan. The discounted cash flow analyses were based upon five year projected financial results, including an assumption for terminal values using cash flow multiples, discounted at our estimated post-restructuring weighted-average cost of capital.

      Pursuant to SOP 90-7, the reorganization value of Link on the effective date of the Restructuring Plan was determined to be approximately $856 million, which represented the enterprise value plus the fair value of current liabilities exclusive of funded debt on February 28, 2003. We have allocated the reorganization value as of February 28, 2003 to tangible and identifiable intangible assets in conformity with SFAS No. 141, "Business Combinations", using discounted cash flow and replacement cost valuation analyses, and liabilities, including debt, were recorded at their net present values. Independent third-party valuation specialists were used to determine the allocation of the reorganization value to our tangible and identifiable intangible assets and to determine the fair value of our long-term liabilities.

      The valuations were based on a number of estimates and assumptions, which are inherently subject to significant uncertainties and contingencies beyond our control. Accordingly, there can be no assurance that the valuations will be realized, and actual results could vary significantly.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      The effects of the reorganization pursuant to the Restructuring Plan and the application of fresh start reporting on the Predecessor Company's consolidated balance sheet as of February 28, 2003 are as follows (in thousands):

                                             PREDECESSOR COMPANY    DEBT DISCHARGE AND        FRESH START          SUCCESSOR COMPANY
                                              FEBRUARY 28, 2003    RE-CLASS ADJUSTMENTS       ADJUSTMENTS          FEBRUARY 28, 2003
                                             -------------------   --------------------     ----------------      -----------------
                                                 (RESTATED)                                                            (RESTATED)
Assets
Current Assets
Cash and cash equivalents................     $       40,735       $               -        $              -         $       40,735
Trade and other receivables..............            439,361                       -                       -                439,361
Inventories..............................             25,525                       -                     750(g)              26,275
Other....................................             12,911                       -                  (2,021)(h)             10,890
                                              --------------       -----------------        ----------------         --------------
     Total current assets................            518,532                       -                  (1,271)               517,261
                                              --------------       -----------------        ----------------         --------------

Property, Plant and Equipment, at cost...            598,633                       -                (267,654)(i)            330,979
Less: Accumulated depreciation...........            223,188                       -                (223,188)(i)                  -
                                              --------------       -----------------        ----------------         --------------
     Net property, plant and equipment...            375,445                       -                 (44,466)               330,979
                                              --------------       -----------------        ----------------         --------------

Goodwill ................................              7,436                       -                  (7,436)(j)                  -
                                              --------------       -----------------        ----------------         --------------
Other Assets.............................             10,762                       -                  (2,880)(h)              7,882
                                              --------------       -----------------        ----------------         --------------

     Total Assets........................     $      912,175       $               -        $        (56,053)        $      856,122
                                              ==============       =================        ================         ==============
Liabilities and Members'/Partners'
 Capital
Current Liabilities
Trade and other accounts payable.........     $      451,873       $          17,406(a)     $              -         $      469,279
Accrued taxes payable....................             13,045                  (8,307)(b)                   -                  4,738
Term loans...............................             75,000                 (75,000)(c)                   -                      -
Repurchase agreement.....................             75,000                 (75,000)(c)                   -                      -
Receivable financing.....................             50,000                       -                       -                 50,000
Other....................................             19,226                   2,815(a)(b)               318(k)              22,359
                                              --------------       -----------------        ----------------         --------------
     Total current liabilities...........            684,144                (138,086)                    318                546,376
                                              --------------       -----------------        ----------------         --------------

Long-Term Liabilities
9% Senior Notes..........................                  -                  98,800(d)                    -                 98,800
Term loans...............................                  -                  75,000(c)                    -                 75,000
Repurchase agreement.....................                  -                  75,000(c)                    -                 75,000
Ad valorem tax liability.................                  -                   6,992(b)                    -                  6,992
Other....................................             17,781                       -                     400(k)              18,181
                                              --------------       -----------------        ----------------         --------------
     Total long-term liabilities.........             17,781                 255,792                     400                273,973
                                              --------------       -----------------        ----------------         --------------

Liabilities Subject to Compromise........            284,843                (284,843)(a)                   -                      -
Additional Partnership Interests.........              9,318                  (9,318)(e)                   -                      -
Members'/Partners' Capital (Deficit) ....            (83,911)                176,455 (f)             (56,771)                35,773
                                              --------------       -----------------        ----------------         --------------

    Total Liabilities and

    Members'/Partners' Capital...........     $      912,175       $               -        $        (56,053)        $      856,122
                                              ==============       =================        ================         ==============

Notes:

(a) Liabilities subject to compromise have been adjusted to reflect the settlement of the claims and discharge of the 11% senior notes and related accrued interest in connection with the Restructuring Plan. See further discussion in Note 5.

(b) To reclassify current and long - term amounts due to taxing authorities for accrued but unpaid ad valorem taxes in connection with the Restructuring Plan.

(c) To reflect the refinancing on a long-term basis of amounts outstanding under the Debtor-in-Possession Financing Facilities.

(d) To reflect the issuance of 9% senior unsecured notes (face amount of $104 million) to all former senior note holders and general unsecured creditors with allowed claims in connection with the Restructuring Plan, recorded at fair value.

(e) To reflect the cancellation of the additional partnership interests in connection with the Restructuring Plan.

(f) To reflect the issuance of limited liability company units pursuant to the Restructuring Plan and the net gain on extinguishment of debt.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

(g)   To adjust inventory to fair value.

(h) To reflect the elimination of deferred turnaround costs, which are included in the fair value of property, plant and equipment of the Successor Company.

(i)   To adjust property, plant, and equipment to fair value.

(j) To reflect the elimination of goodwill resulting from the fair value allocation.

(k)   To reflect the Enron and Big Warrior notes at fair value.

7.    PROPERTY, PLANT AND EQUIPMENT

      The components of property, plant and equipment are as follows (in thousands):

                                                                       SUCCESSOR COMPANY  |  PREDECESSOR COMPANY
                                                                      ------------------  |  -------------------
                                                                       DECEMBER 31, 2003  |    DECEMBER 31, 2002
                                                                      ------------------  |  -------------------
                                                                                          |
Operating PP&E, including pipelines, storage tanks, etc..........      $       268,866    |     $       477,834
Office PP&E buildings and leasehold improvements.................                1,717    |              52,621
Tractors and trailers and other vehicles.........................                1,248    |              10,739
Land.............................................................                6,893    |               5,216
                                                                       ---------------    |     ---------------
Property, Plant & Equipment......................................              278,724    |             546,410
Less:  Accumulated depreciation..................................              (16,214)   |            (205,351)
                                                                       ---------------    |     ---------------
Net Property, Plant & Equipment..................................      $       262,510    |     $       341,059
                                                                       ===============    |     ===============

8.    DISPOSITIONS OF ASSETS

Discontinued Operations - West Coast Assets

      Effective June 25, 2003, we signed a definitive agreement to sell all of the assets comprising our natural gas gathering, processing, natural gas liquids fractionation, storage and related trucking and distribution facilities located on the West Coast. A sale of these assets to a third party had been one of the options considered by us since we emerged from bankruptcy. The sales price for the assets exclusive of inventory was $9.9 million. The proceeds from the sale of the West Coast natural gas liquids assets could be increased by up to $1.4 million depending on the operating results of the West Coast natural gas liquids assets during the twelve month period following closing. The closing occurred on October 1, 2003, and $9.0 million of the net proceeds from the sale were used to pay down amounts outstanding under the Commodity Repurchase Agreement.

      Effective June 1, 2002, we sold our West Coast refined products marketing operations to Trammo Petroleum Inc. The sales price was not significant.

      Effective June 30, 2001, we sold our West Coast crude oil gathering and blending operations to Pacific Marketing and Transportation LLC ("Pacific") for $14.3 million. We could have been required to repay up to $1.5 million of the sale price, subject to a two-year look-back provision regarding average operating results during the period July 1, 2001 through June 30, 2003. Such amount is reflected in Liabilities Subject to Compromise in the Consolidated Balance Sheet at December 31, 2002. In addition, we also provided customary indemnifications to Pacific with a maximum aggregate exposure of $3.7 million, whose terms were due to expire between June 2002 through June 2006. In the third quarter of 2003, we negotiated a settlement and release with Pacific of all remaining obligations related to the sale for a payment of $0.2 million.

      Revenues and results of operations for the West Coast operating segment for the ten months ended December 31, 2003, the two months ended February 28, 2003, and the years ended December 31, 2002 and 2001 are shown below (in

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

(in thousands). We did not allocate any interest expense to the West Coast discontinued operations for any of the periods presented below.

                                    SUCCESSOR COMPANY  |                         PREDECESSOR COMPANY
                                    -----------------  |  ---------------------------------------------------------------
                                       TEN MONTHS      |     TWO MONTHS
                                          ENDED        |         ENDED              YEAR ENDED             YEAR ENDED
                                    DECEMBER 31, 2003  |   FEBRUARY 28, 2003     DECEMBER 31, 2002     DECEMBER 31, 2001
                                    -----------------  |  ------------------     -----------------     ------------------
                                       (RESTATED)      |      (RESTATED)            (RESTATED)
                                                       |
Revenues.......................     $          20,639  |  $            5,571     $          68,467     $          491,091
                                    =================  |  ==================     =================     ==================
                                                       |
Income (loss) from discontinued                        |
    operations..................    $             752  |  $              395     $         (25,246)    $           (4,679)
                                    =================  |  ==================     =================     ==================

      The income (loss) from the West Coast discontinued operations includes a loss on disposal of $0.8 million for the ten months ended December 31, 2003, no gain or loss recognized for the two months ended February 28, 2003, a gain on disposal of $0.2 million and a loss on disposal of $1.3 million for the years ended December 31, 2002 and 2001, respectively. At December 31, 2002, we recorded an impairment charge of $22.9 million to reflect these assets at their estimated fair values at December 31, 2002.

Discontinued Operations - Liquids Operations

      Effective December 31, 2003, we sold all of our remaining natural gas liquids assets to a subsidiary of Valero Energy Corporation ("Valero") for approximately $20 million, plus inventory value. The assets included our underground salt dome storage facility and related pipeline grid near Mont Belvieu, Texas as well as our processing facility and former methyl tertiary butyl ether ("MTBE") plant at Morgan's Point, near La Porte, Texas. Net proceeds of approximately $15 million from the sale were used to pay down amounts outstanding under the Commodity Repurchase Agreement.

      Net proceeds from the sale of approximately $6 million were placed in escrow for ad valorem tax liabilities associated with the assets sold, reimbursement of any costs associated with potential title defects and adjustments associated with the verification of actual inventory balances sold.

      In connection with the sale, we provided indemnifications to Valero for
(1) title defects for a period of two years up to a maximum amount of $2 million and (2) preclosing environmental liabilities with an indefinite term and no monetary limits. We recorded a $1.1 million liability at December 31, 2003, reflecting the estimated fair value of these obligations.

      Revenues and results of operations for the Liquids Operations for the ten months ended December 31, 2003, the two months ended February 28, 2003 and the years ended December 31, 2002 and 2001 are shown below (in thousands). We did not allocate any interest expense to the Liquids discontinued operations for any periods presented below.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

                                    SUCCESSOR COMPANY                           PREDECESSOR COMPANY
                                    -----------------  | ---------------------------------------------------------------
                                       TEN MONTHS      |    TWO MONTHS
                                          ENDED        |        ENDED              YEAR ENDED             YEAR ENDED
                                    DECEMBER 31, 2003  |  FEBRUARY 28, 2003     DECEMBER 31, 2002     DECEMBER 31, 2001
                                    -----------------  | ------------------     -----------------     ------------------
                                       (RESTATED)      |     (RESTATED)            (RESTATED)
                                                       |
Revenues.......................     $         128,684  | $           40,337     $         212,670     $           48,701
                                    =================  | ==================     =================     ==================
Income (loss) from discontinued                        |
  operations..................      $         (30,966) | $            124       $         (37,467)    $          (11,926)
                                    =================  | ==================     =================     ==================

      Income (loss) from the Liquids discontinued operations for the ten months ended December 31, 2003 includes a loss on disposal of $8.4 million. At December 31, 2002, we recorded impairments of $33.0 million and $20.2 million related to our Mont Belvieu and Morgan's Point facilities, respectively, to reflect these assets at their estimated fair values at December 31, 2002.

      During the fourth quarter of 2003, pursuant to a previously announced plan to reduce our Liquids Operations, we began to phase out our MTBE production at the Morgan's Point Facility. The decision to cease production of MTBE and end our financial exposure to the MTBE market was made after earlier attempts to sell the Liquids Operations terminated unsuccessfully. In connection with the phase out of MTBE production, we recorded charges in September 2003 for severance costs of $1.8 million, asset impairments of $2.8 million and the write-down of our materials and supplies inventory of $2.3 million. The severance costs were accrued pursuant to our pre-existing severance plan in accordance with SFAS No. 112, "Employers' Accounting for Post Employment Benefits - an Amendment of FASB Statements No. 5 and 43". The impairment charges reflect adjustments to the carrying values of long-lived assets used in the MTBE manufacturing operations to reflect their fair values. The charge for materials and supplies represents an adjustment to the carrying values of inventory items to reflect their net realizable values. The market for surplus MTBE related materials and supplies has been severely impacted by recent plant shut downs.

      Our Liquids Operations were originally acquired effective June 30, 2001. We paid $117 million in cash to Enron and State Street Bank and Trust Company of Connecticut, National Association, Trustee.

      Concurrently with the acquisition of the Liquids Operations, we entered into a ten-year tolling agreement for the conversion of feedstocks into products, on a take-or-pay basis ("Toll Conversion Agreement"), and a ten-year storage and transportation agreement for the use of a significant portion of the Mont Belvieu Facility and pipeline grid system, on a take-or-pay basis ("Storage Agreement"). Both agreements were with Enron Gas Liquids, Inc. ("EGLI"), a wholly-owned subsidiary of Enron, which is now in bankruptcy. Under these agreements EGLI retained all existing third party commodity, transportation and storage contracts associated with these facilities. These agreements were the principle basis for determining the desirability of the transaction and the purchase price of the Liquids assets.

      As more fully explained in Note 18, on December 3, 2001, EGLI was included in Enron's bankruptcy filing. Due to the non-performance by EGLI under the Toll Conversion Agreement in late November 2001, we began to operate the Morgan's Point Facility as a merchant operation in the spot market. We were unable to enter into third party spot or term contracts for storage until the Storage Agreement was rejected by EGLI. On April 2, 2002, the Bankruptcy Court entered a stipulation and agreed order rejecting the Toll Conversion and Storage Agreements (the "Stipulation"), which order became final and non-appealable on April 12, 2002. Rejection of the Storage Agreement with EGLI resulted in the loss of the buyer of the fixed throughput and storage capacity at the Mont Belvieu Facility. However, the rejection allowed us to directly seek new customers and pursue long-term contracts for the Mont Belvieu Facility to replace the long-term and continuous stream of revenue we expected under the Storage Agreement with EGLI. As a result of EGLI's non-performance under these contracts, we recorded a $29.1 million impairment in the fourth quarter of 2001.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

Sales of Other Assets

      On October 1, 2003, we sold certain crude oil marketing and transportation assets in the Arkansas, Louisiana and Texas ("ArkLaTex") area to Plains Marketing L.P. and Plains All American Pipeline, L.P., a wholly owned subsidiary of Plains Resources, Inc. The sales price for these assets, including linefill, was approximately $17 million. Subsequent to closing, $16.2 million of the net proceeds from the sale were used to pay down amounts outstanding under the Commodity Repurchase Agreement. The gain on the sale of these assets was $11.7 million. The long-lived assets disposed of were historically presented in the North American Crude Oil and Pipeline Operations operating segments.

      In the fourth quarter of 2003, we entered into a Crude Oil Joint Marketing Agreement with ChevronTexaco Global Trading, a division of Chevron U.S.A. Inc. ("ChevronTexaco"). The agreement was effective January 1, 2004 with a term of 10 years. Under the agreement, ChevronTexaco will market all of the Company's lease crude oil in West Texas and Eastern New Mexico, with the Company handling the transportation of the crude oil and related administrative functions. The agreement contains various performance factors which must be met in order for the agreement to remain in effect for the full term of the agreement and if ChevronTexaco does not achieve certain performance targets during the first year of the agreement, we have agreed to economic adjustments not to exceed $1 million. In addition, if this agreement is terminated prior to January, 2006, as a result of us (1) divesting all or substantially all of our assets within the West Texas and New Mexico area or (2) seeking the protection of bankruptcy and are no longer able to perform our obligations under this agreement, then we will owe ChevronTexaco a $1 million termination payment. No assets were sold pursuant to this agreement, with the exception of linefill. In December 2003, the Company sold approximately 370,000 barrels of linefill held in West Texas and New Mexico to ChevronTexaco for approximately $10 million. The Company recognized a gain of approximately $2.6 million related to the sale, which gain has been deferred (included in Other Long-Term Liabilities on the Consolidated Balance Sheet), as the agreement contains mandatory obligations for the Company to repurchase the linefill from ChevronTexaco in the event that the agreement is terminated within the first five years.

9.    CHANGE IN ESTIMATE OF CRUDE OIL LINEFILL

      Measuring the physical volumes of crude oil linefill in certain of the pipelines we operate in the West Texas and New Mexico area is inherently difficult. Because these pipelines are operated under very little pressure, unlike the vast majority of our other pipelines, we cannot use traditional engineering based methods to estimate the physical volumes in the system but instead have utilized certain operational assumptions and topographical information which take into consideration the measurement limitations.

      As a part of our pipeline integrity management program, we are in the process of removing from service various pipelines we operate in this area, some of which were acquired from Texas-New Mexico Pipe Line Company in 1999. The actual physical volume of crude oil linefill we removed from the line we took out of service during the third quarter of 2003 was less than our estimate of linefill volume for the applicable pipeline. Following this discovery, we initiated a thorough review of our estimates for all of our pipelines which are operated under very little pressure. We also engaged the services of a third party consultant to review our methodology of estimating linefill volumes. After completing this review, we revised downward our estimates of the physical volume of crude oil linefill in certain of our pipelines by approximately 170,000 barrels. As a result, we recorded a charge of $4.6 million to reflect our change in estimate of physical linefill volumes based on September 30, 2003 market prices. The charge was recorded in cost of sales in the Consolidated Statements of Operations.

      We currently estimate that we will complete the program to remove these pipelines from service in the first half of 2004. The amount of crude oil linefill we ultimately remove from the affected pipelines could differ materially from our current estimates. Therefore, additional charges could be required in the near term.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

10.   RESTATEMENT OF FINANCIAL RESULTS.

      As reported in our initial Annual Report on Form 10-K for 2003, we identified control deficiencies with inventory and accounts payable reconciliation procedures in our pipelines and liquids operations. In order to address these issues, we designed and implemented additional procedures to provide reasonable assurance that these control deficiencies did not lead to a further misstatement in our consolidated financial statements. Related to this matter, we originally recorded charges in the third and fourth quarter of 2003 of $1.8 million and $0.9 million, respectively.

      We are restating prior year financial results to reflect the inventory and accounts payable reconciliation adjustments in prior periods. The restatement results in a decrease in our net loss for the ten months ended December 31, 2003 of $0.9 million, an increase in our net income for the two months ended February 28, 2003 of $0.9 million, and an increase in our net loss for the years ended December 31, 2002 and 2001 of $1.5 million and $0.3 million respectively.

      A summary of the effects of the restatement on reported amounts for the ten months ended December 31, 2003, the two months ended February 28, 2003, and the years ended December 31,2002 and 2001 are presented below. The effects on reported amounts for the quarterly periods in the years 2003 and 2002 are presented in Note 22. (Amounts in thousands, except per share amounts).

                            SUCCESSOR COMPANY                               PREDECESSOR COMPANY
                            -----------------        --------------------------------------------------------------
                               TEN MONTHS       |       TWO MONTHS
                                  ENDED         |          ENDED                 YEAR ENDED           YEAR ENDED
                            DECEMBER 31, 2003   |    FEBRUARY 28, 2003      DECEMBER 31, 2002     DECEMBER 31, 2001
                            -----------------   |    -----------------      -----------------     -----------------
                                                |
REVENUE                                         |
  As Reported                $     152,678      |     $      31,979          $     182,942         $     250,573
  As Restated                      153,033      |            31,635                182,932               250,571
GROSS PROFIT                                    |
  As Reported                       41,440      |             9,681                 37,558                81,902
  As Restated                       41,929      |             9,971                 37,030                81,651
OPERATING INCOME                                |
  As Reported                        9,326      |             2,324                (27,067)               34,860
  As Restated                        9,815      |             2,614                (27,595)               34,609
NET INCOME (LOSS)                               |
  As Reported                      (53,829)     |            60,267               (101,731)              (15,233)
  As Restated                      (52,915)     |            61,127               (103,254)              (15,484)
DILUTED EARNINGS (LOSS) PER UNIT                |
  As Reported                        (4.37)     |              0.08                  (1.07)                (0.54)
  As Restated                        (4.29)     |              0.10                  (1.08)                (0.55)

11.   CAPITAL

      As part of the Restructuring Plan, EOTT's common units, subordinated units and additional partnership interests were canceled and 14,475,321 new limited liability company units ("LLC units") were authorized. Holders of common units received 369,520 LLC units and 957,981 warrants to purchase additional LLC units. The warrants have a five-year term, a strike price of $12.50, are exercisable after June 30, 2003 and had an estimated fair value of $0.01 per warrant as of the effective date of the Restructuring Plan. Holders of EOTT's former 11% senior notes and general unsecured creditors with allowed claims received a pro rata allocation of 11,947,820 LLC units. The Bank of New York, the depositary agent, distributed approximately 90% of the LLC units in August 2003 and the final allocation of

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

units was completed in December 2003. Additionally, 1.2 million LLC units were reserved for a management incentive plan for issuance to certain key employees and directors. See further discussion in Note 19.

The following is a rollforward of LLC units and warrants outstanding:

                                                            Common       Subordinated          LLC
                                                             Units          Units              Units      Warrants
                                                           ----------    ------------       ----------    --------
Units Outstanding at December 31, 2002.................    18,476,011       9,000,000                -           -
Units Cancelled in Connection with Restructuring Plan..   (18,476,011)     (9,000,000)               -           -
Issuance of New LLC Units and Warrants.................             -               -       12,317,340     957,981
                                                           ----------    ------------       ----------    --------
LLC Units and Warrants Outstanding as of February 28,
2003...................................................             -               -       12,317,340     957,981
                                                           ----------    ------------       ----------    --------
Exercise of Warrants...................................             -               -           35,549     (35,549)
Restricted Units Outstanding...........................             -               -          830,000           -
                                                           ----------    ------------       ----------    --------
LLC Units and Warrants Outstanding at December 31, 2003             -               -       13,182,889     922,432
                                                           ==========    ============       ==========    ========

      The LLC units and the warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended and applicable state law, pursuant to the exemptions afforded under Section 1145, Title 11 of the U.S. Bankruptcy Code. The LLC units and the warrants have been registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Section 12(g) and we are therefore a reporting company under the Exchange Act. Neither the LLC units nor the warrants are traded on any national exchange or pursuant to an automated quotation system administered by the National Association of Securities Dealers, Inc. ("NASD").

      The LLC units issued pursuant to the Restructuring Plan are subject to the terms of a Registration Rights Agreement effective March 1, 2003 (the "Registration Rights Agreement"). Following completion of the audit of our financial statements for the year ending December 31, 2003, any holders of 10% or more of the securities eligible for registration under the terms of the Registration Rights Agreement will be entitled to demand registration of their LLC units, subject to certain conditions. The Registration Rights Agreement also provides for customary piggyback registration rights entitling holders of LLC units to include their units in any registration in which we may engage, subject to certain conditions. We will be required to pay all registration expenses in connection with any such registrations.

      The LLC units are subject to the terms of an LLC Agreement, which currently, among other things, restricts the issuance of additional equity interests in Link without the approval of holders of at least two-thirds of the outstanding units.

12.   EARNINGS PER UNIT

      Basic earnings per unit include the weighted average impact of outstanding units (i.e., it excludes unit equivalents). Diluted earnings per unit consider the impact of all potentially dilutive securities.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

Successor Company

      Basic and diluted net loss per unit for the Successor Company were $4.29 for the ten months ended December 31, 2003. Outstanding stock warrants and contingently issuable restricted units were determined to be antidilutive and are not included in the computation of fully diluted earnings per unit. Basic and diluted net loss per unit from continuing operations were $1.84 for the ten months ended December 31, 2003. Basic and diluted net loss per unit from discontinued operations were $2.45 for the ten months ended December 31, 2003.

Predecessor Company

      Total and per unit information related to income (loss) from continuing operations, discontinued operations, the cumulative effect of an accounting change and net income (loss) for the Predecessor Company is shown in the tables below. All amounts exclude amounts allocated to the General Partner (in thousands, except per unit amounts):

                                                                    Two Months Ended February 28, 2003 (Restated)
                                                   ---------------------------------------------------------------------------
                                                                     Basic (1)
                                                   -----------------------------------------------
                                                           Common                Subordinated               Diluted (2)
                                                   ---------------------    ----------------------   -------------------------
                                                    Income        Per        Income         Per         Income         Per
                                                    (Loss)        Unit       (Loss)         Unit        (Loss)         Unit
                                                   --------     --------    ---------    ---------   -----------    ----------
Income (Loss) from Continuing Operations.......    $  2,133     $   0.11    $       -    $       -   $     2,133    $     0.08
Income (Loss) from Discontinued Operations(3)..         519         0.03            -            -           519          0.02
Cumulative Effect of Accounting Changes(4).....           -            -            -            -             -             -
                                                   --------     --------    ---------    ---------   -----------    ----------
Net Income (Loss)..............................    $  2,652     $   0.14    $       -    $       -   $     2,652    $     0.10
                                                   ========     ========    =========    =========   ===========    ==========
Weighted Average Units Outstanding.............                   18,476                     9,000                      27,476
                                                                ========                 =========                  ==========

                                                                       Year Ended December 31, 2002 (Restated)
                                                      ---------------------------------------------------------------------------
                                                                        Basic (1)
                                                      -----------------------------------------------
                                                              Common                Subordinated               Diluted (2)
                                                      ---------------------    ----------------------   -------------------------
                                                       Income        Per        Income         Per         Income         Per
                                                       (Loss)        Unit       (Loss)         Unit        (Loss)         Unit
                                                      --------     --------    ---------    ---------   -----------    ----------
Income (Loss) from Continuing Operations..........    $ (1,017)    $  (0.06)   $ (29,074)   $   (3.23)  $   (30,091)   $    (1.10)
Income (Loss) from Discontinued Operations (3)....         464         0.03            -            -           464          0.02
                                                      --------     --------    ---------    ---------   -----------    ----------
Net Income (Loss).................................    $   (553)    $  (0.03)   $ (29,074)   $   (3.23)  $   (29,627)   $    (1.08)
                                                      ========     ========    =========    =========   ===========    ==========
Weighted Average Units Outstanding................                   18,476                     9,000                      27,476
                                                                   ========                 =========                  ==========

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

                                                                        Year Ended December 31, 2001 (Restated)
                                                   --------------------------------------------------------------------------------
                                                                        Basic (1)
                                                   ----------------------------------------------------
                                                            Common                   Subordinated                 Diluted (2)
                                                   ------------------------    ------------------------    ------------------------
                                                     Income          Per         Income          Per         Income         Per
                                                     (Loss)          Unit        (Loss)          Unit        (Loss)         Unit
                                                   ----------    ----------    ----------    ----------    ----------    ----------
Income (Loss) from Continuing Operations .......   $       31    $        -    $       14    $        -    $       45    $        -
Income (Loss) from Discontinued Operations (3)..      (10,945)        (0.59)       (5,331)        (0.59)      (16,276)        (0.59)
Cumulative Effect of Accounting Changes ........          707          0.04           344          0.04         1,051          0.04
                                                   ----------    ----------    ----------    ----------    ----------    ----------
Net Income (Loss) ..............................   $  (10,207)   $    (0.55)   $   (4,973)   $    (0.55)   $  (15,180)   $    (0.55)
                                                   ==========    ==========    ==========    ==========    ==========    ==========
Weighted Average Units Outstanding .............                     18,476                       9,000                      27,476
                                                                 ==========                  ==========                  ==========

(1) Net income (loss), excluding the approximate two percent General Partner interest, has been apportioned to each class of unitholder based on the ownership of total units outstanding in accordance with the MLP's Partnership Agreement. Net losses are not allocated to the common and subordinated unitholders to the extent that such allocations would cause a deficit capital account balance or increase any existing deficit capital account balance. Any remaining losses are allocated to the General Partner as a result of the balances in the capital accounts of the common and subordinated unitholders. Effective with the third quarter of 2002, all losses were being allocated to the General Partner. The disproportionate allocation of 2002 net losses among the unitholders and the General Partner was recouped during the two months ended February 28, 2003.

(2) The diluted earnings (loss) per unit calculation assumes the conversion of subordinated units into common units.

(3) Earnings (loss) per unit from discontinued operations has been determined based on the difference between the amount of net income (loss) allocated to each class of unitholder and the amount of income (loss) from continuing operations allocated to each class of unitholder. Earnings
      (loss) per unit for the two months ended February 28, 2003, have been impacted by the disproportionate allocation of income and loss discussed above.

(4) The cumulative effect of accounting changes was allocated to the General Partner and subsequently recouped by the General Partner during the two months ended February 28, 2003.

13.   OPERATING REVENUES

      In connection with adopting EITF Issue 02-03, revenues and cost of sales related to our crude oil marketing and trading activities have been presented on a net basis. Gross revenues and purchase costs that have been netted are as follows (in thousands):

                                          SUCCESSOR COMPANY  |               PREDECESSOR COMPANY
                                          -----------------  |  --------------------------------------------
                                              TEN MONTHS     |      TWO MONTHS       YEAR ENDED DECEMBER 31,
                                                ENDED        |        ENDED          -----------------------
                                          DECEMBER 31, 2003  |  FEBRUARY 28, 2003       2002         2001
                                          -----------------  |  -----------------    ----------   ----------
                                             (RESTATED)      |     (RESTATED)        (RESTATED)   (RESTATED)
                                                             |
Gross revenue .........................   $       4,260,719  |  $         831,187    $4,541,591   $8,081,536
Purchase costs reclassified ...........           4,124,451  |            803,974     4,386,983    7,854,972
                                          -----------------  |  -----------------    ----------   ----------
Operating revenues for marketing                             |
     and trading operations, net ......             136,268  |             27,213       154,608      226,564
Gross revenue from other operations....              16,765  |              4,422        28,324       24,007
                                          -----------------  |  -----------------    ----------   ----------
Operating revenue .....................   $         153,033  |  $          31,635    $  182,932   $  250,571
                                          =================  |  =================    ==========   ==========

      Consistent with standard crude oil industry practice, we utilize "buy/sell" contracts to facilitate our delivery obligations and to limit our overall risk. We utilize buy/sell contracts to price the relative values of crude oil that we seek to exchange between locations. The economic objective is to exchange one barrel of crude oil for another barrel of crude oil that has a different attribute such as, but not limited to, quality, location or delivery period. The primary objective of

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

pricing both sides of a buy/sell contract at prices reflective of the crude oil's relative values is to allow for volume variances which occur between the estimated scheduled volumes and actual deliveries. If all volumes on these crude oil purchase contracts were exactly as forecast each month, such contracts could be handled by exchange contracts, with simply a location and quality differential. However, volumes are frequently (almost always in the case of lease production) different than scheduled. Both parties to the transaction are protected against volume variances by using the current month's market price for each grade, location or delivery period associated with the different barrels of crude oil.

      The following amounts have been recorded for buy/sell contracts in Operating Revenue in the Consolidated Statements of Operations (in millions):

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

                                                 SUCCESSOR COMPANY |               PREDECESSOR COMPANY
                                                 ----------------- |  ---------------------------------------------
                                                    TEN MONTHS     |     TWO MONTHS        YEAR ENDED DECEMBER 31,
                                                       ENDED       |       ENDED           ------------------------
                                                 DECEMBER 31, 2003 |  FEBRUARY 28, 2003       2002          2001
                                                 ----------------- |  -----------------    ----------    ----------
                                                                   |
Gross revenues ..............................    $           2,735 |  $             502    $    2,568    $    5,075
Purchase costs ..............................                2,625 |                481         2,474         5,013
                                                 ----------------- |  -----------------    ----------    ----------
Net operating revenue .......................    $             110 |  $              21    $       94    $       62
                                                 ================= |  =================    ==========    ==========

14.   OTHER (INCOME) EXPENSE.

      The components of other (income) expense are as follows (in thousands):

                                                 SUCCESSOR COMPANY  |               PREDECESSOR COMPANY
                                                 -----------------  |  ---------------------------------------------
                                                    TEN MONTHS      |     TWO MONTHS        YEAR ENDED DECEMBER 31,
                                                       ENDED        |       ENDED           ------------------------
                                                 DECEMBER 31, 2003  |  FEBRUARY 28, 2003       2002          2001
                                                 -----------------  |  -----------------    ----------    ----------
                                                                    |
(Gain) loss on disposal of fixed assets .....    $         (11,885) |  $               -    $    1,184    $   (1,108)
Litigation settlements and provisions .......               (1,171) |                  -         7,970           528
Gain on sale of NYMEX seats .................                    -  |                  -        (1,297)            -
Other income ................................                 (811) |                 (8)       (1,147)         (512)
                                                 -----------------  |  -----------------    ----------    ----------
     Total ..................................    $         (13,867) |  $              (8)   $    6,710    $   (1,092)
                                                 =================  |  =================    ==========    ==========

15.   COMMITMENTS AND CONTINGENCIES

      Operating Leases. We lease certain real property, equipment, and operating facilities under various operating leases. Future non-cancelable commitments related to these items at December 31, 2003, are as follows (in millions): years ending December 31, 2004 - $5.3; 2005 - $4.2; 2006 - $3.3; 2007 - $1.0; 2008 -
$0.3; thereafter - $0.4.

      Total lease expense incurred was $5.9 million for the ten months ended December 31, 2003, $1.2 million for the two months ended February 28, 2003 and $7.7 million and $8.3 million for the years ended December 31, 2002 and 2001, respectively.

      Indemnities. In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees it has issued and that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation under the guarantee. We are a party to various contracts entered into in the ordinary course of business that contain indemnity provisions. Our obligations under the indemnities are contingent upon the occurrence of events or circumstances specified in the contracts. No such events or circumstances have occurred to date and we do not consider our liability under the indemnities to be material to our financial position or results of operations.

      Litigation. We are, in the ordinary course of business, a defendant in various lawsuits, some of which are covered in whole or in part by insurance. We believe that the ultimate resolution of litigation, individually and in the aggregate, will not have a materially adverse impact on our financial position or results of operations. Several litigation claims were settled during the course of the bankruptcy proceedings or are still being negotiated post confirmation. How each matter was or is being handled is set forth in the summary of each case below. For matters where the parties negotiated a settlement during our bankruptcy proceedings, the settlement amount was recorded at December 31, 2002 as an allowed

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

general unsecured claim in "Other Income (Expense)" in our Consolidated Statement of Operations. In connection with our Restructuring Plan, general unsecured creditors with allowed claims received a pro rata share of $104 million of 9% senior unsecured notes and a pro rata share of 11,947,820 Link LLC units. See further discussion in Notes 4 and 11. Prior to and since the commencement of our bankruptcy proceedings, various legal actions arose in the ordinary course of business, of which the significant actions are discussed below.

      John H. Roam, et al. vs. Texas-New Mexico Pipe Line Company and EOTT Energy Pipeline Limited Partnership, Cause No. CV43296, In the District Court of Midland County, Texas, 238th Judicial District (Kniffen Estates Suit). The Kniffen Estates Suit was filed on March 2, 2001, by certain residents of the Kniffen Estates, a residential subdivision located outside of Midland, Texas. The allegations in the petition state that free crude oil products were discovered in water wells in the Kniffen Estates area, on or about October 3, 2000. The plaintiffs claim that the crude oil products are from a 1992 release from a pipeline then owned by the Texas-New Mexico Pipe Line Company ("Tex-New Mex"). We purchased that pipeline from Tex-New Mex in 1999. The plaintiffs have alleged that Tex-New Mex was negligent, grossly negligent, and malicious in failing to accurately report and remediate the spill. With respect to us, the plaintiffs were seeking damages arising from any contamination of the soil or groundwater since we acquired the pipeline in question. No specific amount of money damages was claimed in the Kniffen Estates Suit, but the plaintiffs did file proofs of claim in our bankruptcy proceeding totaling $62 million. In response to the Kniffen Estates Suit, we filed a cross-claim against Tex-New Mex. In the cross-claim, we claimed that, in relation to the matters alleged by the plaintiffs, Tex-New Mex breached the Purchase and Sale Agreement between the parties dated May 1, 1999, by failing to disclose the 1992 release and by failing to undertake the defense and handling of the toxic tort claims, fair market value claims, and remediation claims arising from the release. On April 5, 2002, we filed an amended cross-claim which alleged that Tex-New Mex defrauded us as part of Tex-New Mex's sale of the pipeline systems to us in 1999. The amended cross-claim also alleged that various practices employed by Tex-New Mex in the operation of its pipelines constituted gross negligence and willful misconduct and voided our obligation to indemnify Tex-New Mex for remediation of releases that occurred prior to May 1, 1999. In the Purchase and Sale Agreement, we agreed to indemnify Tex-New Mex only for certain remediation obligations that arose before May 1, 1999, unless these obligations were the result of the gross negligence or willful misconduct of Tex-New Mex prior to May 1, 1999. EOTT Energy Pipeline Limited Partnership ("PLP") and the plaintiffs agreed to a settlement during our bankruptcy proceedings. The settlement provides for the plaintiffs' release of their claims filed against PLP in this proceeding and in the bankruptcy proceedings, in exchange for an allowed general unsecured claim in our bankruptcy of $3,252,800 (as described above, the plaintiffs filed proofs of claim in our bankruptcy proceedings totaling $62 million). The allowed general unsecured claim was accrued at December 31, 2002. On April 1, 2003, we filed a second amended cross-claim in this matter. In addition to the claims filed in the previous cross-claims, we requested (i) injunctive relief for Tex-New Mex's refusal to honor its indemnity obligations;
(ii) injunctive relief requiring Tex-New Mex to identify, investigate and remediate sites where the conduct alleged in our cross-claim occurred; and (iii) restitution damages of over $125,000,000. Tex-New Mex filed a motion to compel arbitration of these issues. The motion to compel arbitration was denied at a hearing held on April 11, 2003. At the April 11, 2003 hearing, the court also severed into a separate action EOTT's cross-claims against Tex-New Mex that extend beyond the crude oil release and groundwater contamination in the Kniffen Estates subdivision ("EOTT's Over-Arching Claim"). Developments in EOTT's Over-Arching Claim are described immediately below. Prior to the trial of the plaintiff's claims against Tex-New Mex and EOTT's original cross-claim against Tex-New Mex arising from the crude oil release and groundwater contamination in the Kniffen Estates subdivision ("EOTT's Kniffen Claims"), Tex-New Mex reached a settlement with the plaintiffs that provided for the release of the plaintiffs' claims. The trial of EOTT's Kniffen Claims commenced on June 16, 2003, and the jury returned its verdict on July 2, 2003. The jury found that Tex-New Mex's gross negligence and willful misconduct caused the contamination in the Kniffen Estates. The jury also found that Tex-New Mex committed fraud against us with respect to the Kniffen Estates site. The jury awarded us actual damages equal to the expenses we have incurred to date in remediating the Kniffen Estates site (approximately $6.1 million) and punitive damages in the amount of $50 million. On November 28, 2003, the court entered an amended judgment based on the jury verdict. The final judgment provides for the award to us of (i) actual damages in the amount of $7,701,938, (ii) attorney's fees in the amount of $1,400,000,
(iii) prejudgment interest in the amount of $1,044,509 and (iv) punitive damages in the amount of $18,203,876. The punitive damages were reduced

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

from the jury's award of $50 million in accordance with Texas' statutory caps on punitive damages awards. The final judgment also contains a finding that Tex-New Mex is obligated to indemnify us for future remediation costs incurred at the Kniffen Estates site. Tex-New Mex filed a motion for new trial that was overruled by operation of law on February 11, 2004. Tex-New Mex has indicated its intent to appeal the amended judgment by posting a supersedeas bond in the amount of $10,665,419 on February 12, 2004. We cannot predict the outcome of Tex-New Mex's appellate efforts.

      EOTT Energy Operating Limited Partnership vs. Texas-New Mexico Pipeline Company, Cause No. CV-44, 099, In the District Court of Midland County, Texas, 238th Judicial District ("EOTT's Over-Arching Claim"). As described above, the claims in this lawsuit were severed from EOTT's Kniffen Claims on April 11, 2003. In this lawsuit, we allege that various practices employed by Tex-New Mex in the operation of its pipelines and handling of spills constitute gross negligence and willful misconduct, thus triggering Tex-New Mex's obligation to indemnify us for remediation of releases where such practices ("Non-Remediation Practices") were employed. In addition to damages, we are seeking (a) injunctive relief requiring Tex-New Mex to honor its indemnity obligations under the Purchase and Sale Agreement and (b) injunctive relief requiring Tex-New Mex to identify, investigate, and remediate sites where Tex-New Mex employed the Non-Remediation Practices. Discovery opened in EOTT's Over-Arching Claim on December 1, 2003. The court conducted a scheduling conference for this case on January 12, 2004, and set a trial date of September 19, 2005. On March 3, 2004, we amended our petition to specifically list more than 200 contamination sites where Tex-New Mex employed the Non-Remediation Practices.

      Bankruptcy Issues related to Claims Made by Texas-New Mexico Pipeline Company and its affiliates. Tex-New Mex, Shell Oil Company ("Shell") and Equilon filed proofs of claim in our bankruptcy, each filing similar claims in the amount of $112 million. In July of 2003, we entered into an agreement with Shell, Tex-New Mex and Equilon whereby all of their claims were either withdrawn, estimated or allowed, leaving the value of the claims estimated for distribution purposes at $56,924.52. We are currently working to fully resolve these claims in the bankruptcy claims resolution process.

      Jimmie T. Cooper and Betty P. Cooper vs. Texas-New Mexico Pipeline Company, Inc., EOTT Energy Pipeline Limited Partnership, and EOTT Energy Corp., Case No. CIV-03-0035 JB/LAM, In the United States District Court for the District of New Mexico. This lawsuit was filed on October 1, 2002. The plaintiffs in this lawsuit are surface interest owners of certain property located in Lea County, New Mexico. The plaintiffs alleged that aquifers underlying their property and water wells located on their property were contaminated as a result of spills and leaks from a pipeline running across their property that is or was owned by Tex-New Mex and us. The plaintiffs did not specify when the alleged spills and leaks occurred. The plaintiffs are seeking payment of costs that would be incurred in investigating and remediating the alleged crude oil releases and replacing water supplies from aquifers that had allegedly been contaminated. The plaintiffs sought damages in an unspecified amount arising from the plaintiffs' alleged fear of exposure to carcinogens and the alleged interference with the plaintiffs' quiet enjoyment of their property. The plaintiffs are also seeking an unspecified amount of punitive damages. EOTT and the plaintiffs agreed to the terms of a settlement, whereby the plaintiffs agreed to release their claims against us and received an allowed general unsecured claim in our bankruptcy in the amount of $1,027,000. The allowed general unsecured claim was accrued at December 31, 2002. The settlement documents have been finalized. On October 21, 2003, the plaintiffs filed a motion seeking our dismissal from this lawsuit. Tex-New Mex opposed this motion, and on October 31, 2003, Tex-New Mex filed a motion for leave to file a cross-claim against us. In the proposed cross-claim, Tex-New Mex is seeking a declaratory judgment finding that we are contractually obligated to indemnify Tex-New Mex for all costs Tex-New Mex has incurred or will incur related to the defense of the plaintiffs' claims in this lawsuit. The proposed cross-claim also alleges that we failed to assume Tex-New Mex's defense of this lawsuit and failed to indemnify Tex-New Mex for the expenses Tex-New Mex has incurred in this lawsuit, and that such actions by us constitute a breach of the Purchase and Sale Agreement governing Tex-New Mex's sale of the subject pipeline to us. On December 4, 2003, we filed a motion in our bankruptcy proceeding seeking a determination that Tex-New Mex's proposed cross-claim had been waived, barred, and discharged in our bankruptcy proceeding. A hearing on that motion (the "Zero Claim Motion") was held on February 18, 2004 and the bankruptcy court took the Zero Claim Motion under advisement. We have asked the court to delay ruling on Tex-New Mex's

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

motion for leave to file cross-claim until the bankruptcy court rules on our Zero Claim Motion. At the settlement conference held on February 27, 2004, the plaintiffs and Tex-New Mex reached a settlement. Tex-New Mex has agreed to pay the plaintiffs $1,350,000 for a release of the plaintiffs' claims.

      In re EOTT Energy Partners, L.P., Case No. 02-21730, EOTT Energy Finance Corp., Case No. 02-21731, EOTT Energy General Partner, L.L.C., Case No. 02-21732, EOTT Energy Operating Limited Partnership, Case No. 02-21733, EOTT Energy Canada Limited Partnership, Case No. 02-21734, EOTT Energy Liquids, L.P., Case No. 02-21736, EOTT Energy Corp., Case No. 02-21788, Debtors (Jointly Administered under Case No. 02-21730), In the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. On October 8, 2002, we and all of our subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the "EOTT Bankruptcy Court") to facilitate reorganization of our business and financial affairs for the benefit of us, our creditors and other interested parties. Additionally, the General Partner filed its voluntary petition for reorganization under Chapter 11 on October 21, 2002 in the EOTT Bankruptcy Court. Our Restructuring Plan was confirmed on February 18, 2003 and became effective on March 1, 2003. The provisions of the Restructuring Plan are further described in Note 5. Shell and Tex-New Mex filed a notice of appeal to our plan confirmation on February 24, 2003. A hearing on the appeal was held in the District Court on August 19, 2003, where the judge ruled the appeal was moot. The ruling became final on October 24, 2003. The bankruptcy remains open while we resolve all of the outstanding claims. We expect to close the bankruptcy in early 2004.

      EPA Section 308 Request. In July 2001, Enron received a request for information from the Environmental Protection Agency ("EPA") under Section 308 of the Clean Water Act, requesting information regarding certain spills and releases from oil pipelines owned or operated by Enron and its affiliated companies for the time period July 1, 1998 to July 11, 2001. Enron responded in January of 2002 to the EPA's Section 308 request in its capacity as the operator of the pipelines actually owned by us and on our behalf. Under the terms of the Enron Settlement Agreement dated October 8, 2002, we would be required to indemnify EOTT Energy Corp., as the prior general partner, and its affiliates including Enron Pipeline Services Company, with regard to any environmental remediation, except for claims of gross negligence and willful misconduct. While we cannot predict the outcome of the EPA's Section 308 request, the EPA could seek to impose liability for environmental cleanup on us with respect to the matters being reviewed. The outcome of the EPA Section 308 request is not yet known, and we are unaware of any potential liability of Enron, its affiliates, or us. It is possible that our bankruptcy proceedings did not relieve us from certain potential environmental remediation liability.

      Environmental. We are subject to extensive federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, and which require expenditures for remediation at various operating facilities and waste disposal sites, as well as expenditures in connection with the construction of new facilities. At the federal level, such laws include, among others, the Clean Air Act, the Clean Water Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the National Environmental Policy Act, as each may be amended from time to time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties or the imposition of injunctive relief.

      Prior to the sale of our Liquids Operations discussed further in Note 8, we produced MTBE at our Morgan's Point Facility. MTBE is used as an additive in gasoline. Due to health concerns around MTBE, there have been lawsuits filed against companies involved in the production of MTBE. We have not been named in any such actions, nor do we anticipate being included in any such actions. However, we can provide no assurances that we may not be included in such actions due to our past production of MTBE.

      In 2001, expenses incurred for spill clean up and remediation costs related to the assets purchased from Tex-New Mex increased significantly. Based on our experience with these assets, we filed an amended cross-claim against Tex-New Mex alleging contingent claims for potential remediation issues not yet known to us. We allege that Tex-New Mex failed to report spills, underreported spills, failed to properly respond to leaks in the pipeline and engaged in other

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

activities with regard to the pipeline that may result in future remediation liabilities. We obtained $20 million in insurance coverage in connection with the acquisition from Tex-New Mex believing that amount would be sufficient to cover our remediation requirements along the pipeline for a ten-year period. However, after four years into the term of the insurance policy, we have made claims in excess of the amount of insurance coverage.

      In addition to costs associated with the assets acquired from Tex-New Mex, we have also incurred spill clean up and remediation costs in connection with other properties we own in various locations throughout the United States. We also have insurance covering clean up and remediation costs that may be incurred in connection with properties not acquired from Tex-New Mex. However, no assurance can be given that the insurance will be adequate to cover any such cleanup and remediation costs.

      The following are summaries of environmental remediation expense, estimated environmental liabilities, and amounts receivable under insurance policies for the indicated periods (in thousands):

                                                 SUCCESSOR COMPANY  |                     PREDECESSOR COMPANY
                                                 -----------------  | -----------------------------------------------------------
                                                     TEN MONTHS     |    TWO MONTHS          TWELVE MONTHS        TWELVE MONTHS
                                                       ENDED        |      ENDED                 ENDED                ENDED
                                                 DECEMBER 31, 2003  | FEBRUARY 28, 2003    DECEMBER 31, 2002    DECEMBER 31, 2001
                                                 -----------------  | -----------------    -----------------    -----------------
                                                                    |
Remediation expense .........................    $           9,107  | $           1,979    $          14,819    $          25,372
Estimated insurance recoveries ..............               (1,325) |               (79)              (1,316)             (13,576)
                                                 -----------------  | -----------------    -----------------    -----------------
Net remediation expense .....................    $           7,782  | $           1,900    $          13,503    $          11,796
                                                 =================  | =================    =================    =================

                                                     SUCCESSOR COMPANY  |            PREDECESSOR COMPANY
                                                     -----------------  |  --------------------------------------
                                                        TEN MONTHS      |     TWO MONTHS             YEAR
                                                          ENDED         |        ENDED               ENDED
                                                     DECEMBER 31, 2003  |  FEBRUARY 28, 2003    DECEMBER 31, 2002
                                                     -----------------  |  -----------------    -----------------
                                                                        |
Environmental liability at beginning of period ...   $          13,440  |  $          13,440    $          12,075
Remediation expense ..............................               9,107  |              1,979               14,819
Cash expenditures ................................             (10,331) |             (1,979)             (13,454)
                                                     -----------------  |  -----------------    -----------------
Environmental liability at end of period .........   $          12,216  |  $          13,440    $          13,440
                                                     =================  | =================    =================

                                                     SUCCESSOR COMPANY  |            PREDECESSOR COMPANY
                                                     -----------------  |  --------------------------------------
                                                        TEN MONTHS      |     TWO MONTHS             YEAR
                                                          ENDED         |        ENDED               ENDED
                                                     DECEMBER 31, 2003  |  FEBRUARY 28, 2003    DECEMBER 31, 2002
                                                     -----------------  |  -----------------    -----------------
                                                                        |
Environmental insurance receivable at                                   |
      beginning of period ........................   $           8,837  |  $           8,803    $          14,344
Estimated recoveries .............................               1,325  |                 79                1,316
Cash receipts ....................................              (7,073) |                (45)              (6,857)
                                                     -----------------  |  -----------------    -----------------
Environmental insurance receivable at end of                            |
       period ....................................   $           3,089  | $           8,837    $           8,803
                                                     =================  | =================    =================

      The environmental liability was classified in Other Current ($6.4 million) and Other Long-Term Liabilities ($5.8 million) and the insurance receivable was classified in Trade and Other Receivables ($2.5 million) and Other Assets ($0.5 million) at December 31, 2003.

      We may experience future releases of crude oil into the environment or discover releases that were previously unidentified. While an inspection program is maintained on our pipelines to prevent and detect such releases, and operational safeguards and contingency plans are in place for the operation of our processing facilities, damages and liabilities incurred due to any future environmental releases could affect our business. We believe that our operations and facilities are in substantial compliance with applicable environmental laws and regulations and that there are no

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

outstanding potential liabilities or claims relating to safety and environmental matters of which we are currently aware, the resolution of which, individually or in the aggregate, would have a materially adverse effect on our financial position or results of operations. However, we could be significantly adversely impacted by additional repair or remediation costs related to the pipeline assets we acquired from Tex-New Mex if the need for any additional repairs or remediation arises and we do not obtain reimbursement for any such costs as a result of the pending litigation concerning those assets. Our environmental expenditures include amounts spent on permitting, compliance and response plans, monitoring and spill cleanup and other remediation costs. In addition, we could be required to spend substantial sums to ensure the integrity of our pipeline systems, and in some cases, we may take pipelines out of service if we believe the costs of upgrades will exceed the value of the pipelines.

      No assurance can be given as to the amount or timing of future expenditures for environmental remediation or compliance, and actual future expenditures may be different from the amounts currently estimated. In the event of future increases in costs, we may be unable to pass on those increases to our customers.

Tax Status

      For information regarding our continued qualification as a partnership for federal income tax purposes, see Note 1.

16.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      Fair Value. Fair value represents the amount at which a financial instrument could be exchanged in a current transaction between willing parties. We have determined the estimated fair value amounts using available market data and valuation methodologies. Judgment is required in interpreting market data and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

      As of December 31, 2003 and 2002, the carrying amounts of items comprising current assets and current liabilities approximate fair value due to the short-term maturities of these instruments. The carrying amounts of the variable rate instruments in our credit facilities approximate fair value because the interest rates fluctuate with prevailing market rates. The carrying amount of our derivative instruments and energy trading activities approximate fair value as these contracts are recorded on the balance sheet at their fair value.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

     The carrying amount and fair values of our financial instruments are as follows (in millions):

                                    SUCCESSOR COMPANY   |   PREDECESSOR COMPANY
                                    DECEMBER 31, 2003   |    DECEMBER 31, 2002
                                    -----------------   |    -----------------
                                     Carrying    Fair   |   Carrying    Fair
                                      Amount     Value  |    Amount     Value
                                      ------     -----  |    ------     -----
                                                        |
NYMEX futures................        $     -    $     - |   $   0.2    $   0.2
Forward contracts............        $   0.5    $   0.5 |   $  (1.0)   $  (1.0)
Short-term debt..............        $  45.0    $  45.0 |   $ 125.0    $ 125.0
Term loans...................        $  75.0    $  75.0 |   $  75.0    $  75.0
Enron Note...................        $   6.4    $   6.5 |   $   6.2    $   7.2
Long-term                                               |
   9% Notes..................        $ 104.5    $ 101.4 |   $   6.2    $   7.2
  11% Notes..................        $     -    $     - |   $ 235.0    $   N/A
Long-term debt - other.......        $   2.3    $   2.4 |   $   2.7    $   2.4

      As of December 31, 2002, it was not practicable to determine the fair value of our 11% senior unsecured notes since we were not yet able to determine the fair value of the consideration the senior unsecured noteholders would receive under the Restructuring Plan. Under the terms of our Restructuring Plan, we cancelled our 11% senior notes and the former senior unsecured noteholders and holders of allowed general unsecured claims received a pro rata share of $104 million of 9% senior unsecured notes and a pro rata share of 11,947,820 Link LLC units. Excluding amounts included in Liabilities Subject to Compromise at December 31, 2002, we believe that the carrying amounts of other financial instruments are a reasonable estimate of their fair value, unless otherwise noted.

      Generally, as we purchase crude oil, we enter into corresponding sales transactions involving physical delivery of crude oil to third party users or corresponding sales transactions on the NYMEX. This process enables us to minimize our exposure to price risk until we take physical delivery of the crude oil. In 2002, substantially all of our crude oil marketing and trading operations are accounted for on a fair value basis pursuant to SFAS No. 133 or EITF Issue 98-10. Effective January 1, 2003, energy trading contracts that are not derivative instruments pursuant to SFAS No. 133 are no longer accounted for at fair value. See further discussion of our accounting policies in Note 2.

      The following table indicates fair values and changes in fair value of our energy trading and derivative transactions (in thousands):

                                                          SUCCESSOR COMPANY               PREDECESSOR COMPANY
                                                          -----------------  |   ---------------------------------------
                                                           TEN MONTHS ENDED  |    TWO MONTHS ENDED        YEAR ENDED
                                                          DECEMBER 31, 2003  |   FEBRUARY 28, 2003     DECEMBER 31, 2002
                                                          -----------------  |   -----------------     -----------------
                                                                             |
Fair value of contracts at beginning of period.......      $           1,254 |     $          (844)    $          (5,597)
Cumulative effect of accounting change...............                      - |              (2,389)                    -
Change in realized and unrealized value..............                 (2,401)|               4,114                 3,814
Fair value of new contracts entered into during year.                  1,673 |                 373                   939
                                                           ----------------- |     ---------------    ------------------
Fair value of contracts at end of period.............      $             526 |     $         1,254    $             (844)
                                                           ================= |     ===============    ==================

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      Fair Value of Contracts at December 31, 2003

                                                                                 MATURITY GREATER
                                                           MATURITY OF 90        THAN 90 DAYS BUT
             SOURCE OF FAIR VALUE                           DAYS OR LESS        LESS THAN ONE YEAR      TOTAL FAIR VALUE
             --------------------                           ------------        ------------------      ----------------
Prices Actively Quoted...............                      $          677         $         (162)       $            515
*Prices Provided by Other
   External Source...................                                  13                     (2)                     11
                                                           --------------         --------------        ----------------
   Total.............................                      $          690         $         (164)       $            526
                                                           ==============         ==============        ================

      *In determining the fair value of certain contracts, adjustments may be made to published posting data, for location differentials and quality basis adjustments.

      Credit Risk. In the normal course of business, we extend credit to various companies in the energy industry. Within this industry, certain elements of credit risk exist and may, to varying degrees, exceed amounts recognized in the accompanying consolidated financial statements, which may be affected by changes in economic or other external conditions and may accordingly impact our overall exposure to credit risk. Our exposure to credit loss in the event of nonperformance is limited to the book value of the trade commitments included in the accompanying Consolidated Balance Sheets. We manage our exposure to credit risk through credit analysis, credit approvals, credit limits and monitoring procedures. Further, we believe that our portfolio of receivables is well diversified and that the allowance for doubtful accounts is adequate to absorb any potential losses. We require collateral in the form of letters of credit for certain of our receivables.

      During the ten months ended December 31, 2003, the two months ended February 28, 2003 and the years ended December 31, 2002, and 2001 sales to Koch Supply & Trading L.P. accounted for approximately 19%, 19%, 17%, and 12% of our consolidated gross revenues, respectively.

      Market Risk. Our trading and non-trading transactions give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular commitment. We closely monitor and manage our exposure to market risk to ensure compliance with our stated risk management policies which are regularly assessed to ensure their appropriateness given our objectives, strategies and current market conditions.

      We enter into forward, futures and other contracts to hedge the impact of market fluctuations on assets, lease crude oil purchases or other contractual commitments. Changes in the market value of transactions designated as energy trading activities (prior to the rescission of EITF Issue 98-10) or derivatives under SFAS 133 are recorded every period as mark-to-market gains or losses.

17.   SUMMARY OF OUR SETTLEMENT AGREEMENT WITH ENRON

      The General Partner and EOTT entered into a settlement agreement dated October 8, 2002 (the "Enron Settlement Agreement") with Enron, Enron North America Corp., Enron Energy Services, Inc., Enron Pipeline Services Company ("EPSC"), EGP Fuels Company ("EGP Fuels") and Enron Gas Liquids, Inc. ("EGLI") (collectively, the "Enron Parties"). As part of the Settlement Agreement, Enron consented to the filing of our bankruptcy in the Southern District of Texas, and Enron waived its rights of first refusal with respect to the sale of the Morgan's Point Facility, Mont Belvieu Facility and other assets we purchased pursuant to the Purchase and Sale Agreement dated June 29, 2001 between Enron and us. The EOTT Bankruptcy Court approved the Enron Settlement Agreement on November 22, 2002, and the Enron Bankruptcy Court approved the Enron Settlement Agreement on December 5, 2002. The Enron Settlement Agreement was consummated on December 31, 2002. The following is a summary of the significant terms of the settlement:

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      - We entered into an Employee Transition Agreement with EPSC, which provided for the transfer to us of certain employees of subsidiaries of Enron which performed pipeline operations services for us, effective January 1, 2003.

      - The Enron Parties and us entered into a Termination Agreement on October 8, 2002, which provided for the termination of various agreements among the parties.

      - At December 31, 2002, we executed a promissory note payable to Enron in the initial principal amount of $6.2 million that is guaranteed by our subsidiaries. The Enron Note is secured by an irrevocable letter of credit and bears interest at 10% per annum.

      - As additional consideration and as a compromise of certain claims, we paid Enron $1,250,000 (the "Cash Payment") on the effective date of our Restructuring Plan.

      - We agreed, among other things, to assume obligations in our bankruptcy cases and cure defaults under the Operation and Service Agreement with EPSC whereby EPSC provided certain pipeline operation services to us. We also agreed to indemnify EPSC against claims arising from the General Partner's failure to perform its duties under the Operation and Services Agreement or the General Partner's refusal to approve EPSC recommended items or modifications in the budgets.

      - We and the Enron Parties also mutually released each other for any and all claims except those expressly reserved in the Enron Settlement Agreement.

      The following is a summary of the net Enron Settlement amount recorded in Reorganization Items in the Consolidated Statement of Operations (in millions) as discussed in Note 5:

Forgiveness of payable to Enron and affiliates.............     $ 38.5
Forgiveness of performance collateral from Enron...........       15.8
Note issued to Enron.......................................       (6.2)
Cash Payment to Enron for certain claims...................       (1.2)
Final contribution to Enron Cash Balance Plan..............       (1.4)
                                                                ------
   Total...................................................     $ 45.5
                                                                ======

18.   IMPACT OF ENRON BANKRUPTCY AND TRANSACTIONS WITH ENRON AND RELATED PARTIES

IMPACT OF ENRON BANKRUPTCY

      Beginning on December 2, 2001, Enron, along with certain of its subsidiaries, filed bankruptcy proceedings under Chapter 11 of the Federal Bankruptcy Code. Because of our contractual relationships with Enron and certain of its subsidiaries, the bankruptcy significantly impacted us in various ways. In connection with the Enron Settlement Agreement discussed above, the following claims were released:

      Rejection of Agreements; Claims Against Enron's Bankruptcy Estate. We were adversely impacted as a result of the inclusion of EGLI in Enron's bankruptcy. We had in place ten-year Toll Conversion and Storage Agreements with EGLI. As a result of EGLI's non-performance under these agreements, we recorded a $29.1 million non-cash impairment, which was our remaining investment in these long-term contracts, at December 31, 2001. We had a monetary damage claim against EGLI and Enron as a result of the rejection of the agreements under the Stipulation. Accordingly, we filed claims against EGLI in the Enron Bankruptcy Court on May 12, 2002, resulting from EGLI's rejection of the Toll Conversion and Storage Agreements, in the amount of $540.5 million. In addition, Enron guaranteed EGLI's performance under the EGLI agreements; however, its guarantee was limited to $50 million under the

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

Toll Conversion Agreement and $25 million under the Storage Agreement. Accordingly, we filed a claim against Enron in the Enron Bankruptcy Court resulting from EGLI's rejection of the agreements in the amount of $75 million. We filed additional claims against numerous Enron affiliates on October 15, 2002 totaling $213.5 million. Under the terms of the Enron Settlement Agreement, we withdrew all claims filed by us in the Enron Bankruptcy Court upon the effective date of our Restructuring Plan.

      Performance Collateral from Enron. As discussed above, Enron guaranteed payments under the Toll Conversion and Storage Agreements. In addition, EGLI owed us approximately $9 million under the Toll Conversion and Storage Agreements prior to filing for bankruptcy. Pursuant to the Toll Conversion and Storage Agreements, if Enron's credit rating dropped below certain defined levels specified in these agreements, we could request within five days of this occurrence for EGLI to post letters of credit. The letters of credit could be drawn upon if EGLI failed to pay any amount owed to us under these agreements. The Toll Conversion Agreement provided that the letter of credit would be in an amount reasonably requested by us, not to exceed $25 million. The Storage Agreement provided that the letter of credit would be in an amount as reasonably requested, but no amount is specified. In late November 2001, Enron's credit rating fell below the ratings specified in these agreements. Accordingly, on November 27, 2001, we requested that EGLI post two $25 million letters of credit. In lieu of posting letters of credit, we received a $25 million deposit/performance collateral from EGLI/Enron, against which we recouped the $9 million of outstanding invoices. We applied the remaining sum, approximately $16 million, to recoup or offset a portion of our damages as a result of EGLI's rejection of the Toll Conversion and Storage Agreements. Our Restructuring Plan resulted in a release by Enron of any claim to the $25 million deposit/performance collateral.

      Tax and Environmental Indemnities. We also had indemnities from Enron for certain ad valorem taxes, possible environmental expenditures and title defects relating to the Morgan's Point Facility and the Mont Belvieu Facility. The total indemnity amount provided for under the Purchase Agreement was $25 million and we had made no claims under the indemnities through December 31, 2002. Under the terms of the Enron Settlement Agreement, we released Enron from these indemnities.

      Pension Plan Underfunding Issues. The Enron Settlement Agreement provided that we withdraw from the defined benefit pension plan known as the Enron Corp. Cash Balance Plan (the "Cash Balance Plan") on December 31, 2002. The PBGC filed proofs of claim in our bankruptcy proceedings to address concerns about the Cash Balance Plan, and also an objection to our Restructuring Plan ("PBGC Claim").

      To address the issues raised by the PBGC, as well as the objections we filed to the PBGC's proofs of claim, a Stipulation and Order Regarding EOTT Chapter 11 Proceedings and Settlement Among the Enron Parties, us and the PBGC (the "PBGC Stipulation") was executed and entered by the Enron Bankruptcy Court on February 27, 2003.

      The PBGC Stipulation set forth that Enron will continue to hold, subject to the terms of the PBGC Stipulation, the Enron Note, the letter of credit securing the Enron Note, any payments thereunder, and the Cash Payment (collectively, the "Settlement Proceeds") on behalf of the Enron Parties. Any claim of the PBGC against us for liabilities (if any) arising from the Cash Balance Plan will attach to the Settlement Proceeds with the same effect (if any) that such claim (if any) now has as against us and such claim will be subject to the claims and defenses of the Enron Parties and the Enron Creditors' Committee with respect thereto. The PBGC's rights regarding the Settlement Proceeds will constitute the sole basis for the PBGC to seek to enforce its claims (if any) against us for the PBGC Claims.

TRANSACTIONS WITH ENRON AND RELATED PARTIES

      At December 31, 2002, we had current payables to Enron of $3.6 million, which was primarily comprised of certain amounts owed to Enron under the Enron Settlement Agreement. In addition, we had $5.2 million of long-term liabilities

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

owed to Enron at December 31, 2002, which is the long-term portion of the note issued in connection with the Enron Settlement Agreement.

      The agreements described below were terminated and the amounts due under these agreements were forgiven effective December 31, 2002 under the terms of the Enron Settlement Agreement. See further discussion in Note 17.

      Operations and General and Administrative Services. As is commonly the case with publicly traded partnerships, we did not directly employ any persons responsible for managing or operating EOTT or for providing services relating to day-to-day business affairs prior to January 1, 2003. The General Partner provided such services or obtained such services from third parties and we were responsible for reimbursing the General Partner for substantially all of its direct and indirect costs and expenses. The General Partner, through the MLP Partnership Agreement, provided services to us under a Corporate Services Agreement which included liability and casualty insurance and certain data processing services and employee benefits. Those costs were $1.9 million, and $2.5 million, for the years ended December 31, 2002 and 2001, respectively.

      Operation and Services Agreement with EPSC. EPSC agreed to provide certain operating and administrative services to the General Partner, effective October 1, 2000 and the agreement provided that the General Partner would reimburse EPSC for its costs and expenses in rendering the services. The General Partner would in turn be reimbursed by us. EOTT LLC took over these services effective January 1, 2003. The costs incurred related to these services for the years ended December 31, 2002 and 2001 were $24.6 million, and $56.7 million respectively.

      Transition Services Agreement with EGP Fuels. The General Partner entered into an agreement for EGP Fuels to provide transition services through December 31, 2001 for the processing of invoices and payments to third parties related to the Morgan's Point Facility and Mont Belvieu Facility. The agreement provided that the General Partner would reimburse EGP Fuels for these direct costs and we would reimburse the General Partner. Costs related to these services were $12.3 million for the six months ended December 31, 2001.

      Credit Facility. We had a credit facility with Enron to provide credit support in the form of guarantees, letters of credit and working capital loans through December 31, 2001.

      Purchase and Sale Agreement. We acquired certain liquids processing, storage and transportation assets in June 2001 from Enron. See further discussion in Note 8.

      Additional Partnership Interests. On May 14, 1999 and February 14, 2000, Enron paid $2.5 million and $6.8 million, respectively, in support of our first and fourth quarter 1999 distributions to our common unitholders and received APIs. APIs have no voting rights and do not receive distributions. In connection with the Restructuring Plan, the API's were cancelled.

19.   EMPLOYEE BENEFIT AND RETIREMENT PLANS

Successor Company

      We adopted welfare benefit plans providing medical, dental, life, accidental death and dismemberment and long-term disability coverage to employees, with all related premiums and costs not offset by employee contributions being incurred by us. Link Energy implemented a Savings Plan in March 2003 for all employees. Total benefit costs for the ten months ended December 31, 2003 were $4.6 million, including $4.3 million in costs attributable to health and welfare benefit plans.

      In 2003, we adopted the Link Energy Annual Incentive Plan, a variable pay plan, based on our earnings before depreciation adjusted for restructuring costs. No bonuses were paid out under this plan for 2003.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      We provide no postretirement medical, life insurance and dental benefits to employees who retire. The Company provides unemployment, severance and disability-related benefits or continuation of benefits such as health care and life insurance and other postemployment benefits. SFAS No. 112 requires the cost of those benefits to be accrued over the service lives of the employees expected to receive such benefits. At December 31, 2003, the liability accrued was $0.9 million.

      The Compensation Committee recommended to the Board of Directors the adoption of the Link Energy Equity Incentive Plan ("Incentive Plan") effective June 2003. The Incentive Plan is designed to promote individual performance by relating executive compensation directly to the creation of unitholder wealth. Under the Incentive Plan, the Committee is authorized to grant awards of restricted units to executive officers and other key employees. In June 2003,
1.2 million restricted stock units were authorized to be issued to certain key employees and directors. The Incentive Plan has a ten-year term and restricted unit awards granted thereunder typically vest over a three-year period. Outstanding awards have a vesting schedule of 50% vested on June 1, 2004; 25% vested on June 1, 2005 and 25% vested on June 1, 2006. We have recorded compensation expense of $2.3 million for the ten months ended December 31, 2003.

      The following table sets forth the Equity Incentive Plan activity for the ten months ended December 31, 2003:

                                                                          Number
                                                                    of Restricted Units
                                                                    -------------------
Outstanding at March 1, 2003                                                         -
     Granted                                                                   875,000
     Forfeited                                                                 (45,000)
                                                                     -----------------
Outstanding at December 31, 2003                                               830,000
                                                                     =================

Available for grant at December 31, 2003                                       370,000
                                                                     =================

Predecessor Company

      We adopted welfare benefit plans providing medical, dental, life, accidental death and dismemberment and long-term disability coverage to employees, with all related premiums and costs not offset by employee contributions being incurred by us. Total benefit costs for the two months ended February 28, 2003 were $1.3 million, including $1.1 million in costs attributable to health and welfare benefit plans. Total benefit costs for 2002 were $8.9 million, including $6.3 million in costs attributable to health and welfare benefit plans. Total benefit costs for 2001 were $6.7 million, including $4.6 million in cost attributable to health and welfare benefit plans. Through December 31, 2002, employees of the Company were covered by various retirement, stock purchase and other benefit plans of Enron.

      In 2002, we accrued $2.1 million in connection with guaranteed bonuses and retention payments. In 2001, the Company maintained a variable pay plan based on our earnings before interest and depreciation and amortization pursuant to which $3.6 million was recorded.

      As discussed in Note 18, we were a participating employer in the Cash Balance Plan until the consummation of the Enron Settlement Agreement on December 31, 2002. See Note 18 for further discussion regarding issues raised by the PBGC concerning this plan and an agreed stipulation executed between the PBGC, the Enron Parties and us.

      Prior to December 31, 2002, we provided certain postretirement medical, life insurance and dental benefits to eligible employees who retired after January 1, 1994. Benefits were provided under the provisions of contributory defined dollar benefit plans for eligible employees and their dependents. We terminated our participation in this plan effective December 31, 2002. These postretirement benefit costs were accrued over the service lives of employees expected to be eligible to receive such benefits. Enron retained liability for former employees of the Company who

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

retired prior to January 1, 1994. In connection with the termination, curtailment and settlement gains of $1.5 million were recorded in 2002.

      The following table sets forth information related to changes in the benefit obligations, changes in plan assets, and components of the expense recognized related to postretirement benefits provided by the Company (in thousands):

                                                                          2002
                                                                    ---------------
CHANGE IN BENEFIT OBLIGATION
     Benefit obligation at January 1............................    $         1,103
     Service cost...............................................                144
     Interest cost..............................................                137
     Plan participants' contributions...........................                 76
     Plan amendments............................................                  7
     Actuarial loss (gain)......................................                895
     Effect of curtailments.....................................             (1,815)
     Effect of settlements......................................               (380)
     Benefits paid..............................................               (167)
                                                                    ---------------

     Benefit obligation at December 31..........................    $             -
                                                                    ===============
CHANGE IN PLAN ASSETS
     Fair value of plan assets at January 1.....................    $             -
     Company contributions......................................                 91
     Plan participants' contributions...........................                 76
     Benefits paid..............................................               (167)
                                                                    ---------------

     Fair value of plan assets at December 31...................    $             -
                                                                    ===============

COMPONENTS OF NET PERIODIC BENEFIT COST                  2002              2001
                                                     ------------      ------------
     Service cost...............................     $        144      $         99
     Interest cost..............................              137                73
     Amortization of prior service cost.........               24                24
     Recognized net actuarial gain..............                5               (29)
                                                     ------------      ------------
     Net periodic postretirement benefit cost...              310               167
     Effect of curtailments.....................           (1,160)                -
     Effect of settlements......................             (380)                -
                                                     ------------      ------------
         Total benefit cost (credit)............     $     (1,230)     $        167
                                                     ============      ============

      We provided unemployment, severance and disability-related benefits or continuation of benefits such as health care and life insurance and other postemployment benefits. SFAS No. 112 requires the cost of those benefits to be accrued over the service lives of the employees expected to receive such benefits. At December 31, 2002, the liability accrued was $1.2 million.

      EOTT Energy Corp. Unit Option Plan. In February 1994, the Board of Directors adopted the 1994 EOTT Energy Corp. Unit Option Plan (the "Unit Option Plan"), which was a variable compensatory plan. To date, no compensation expense has been recognized under the Unit Option Plan. Under the Unit Option Plan, selected employees were granted options to purchase subordinate units at a price of $15.00 per unit as determined by the Compensation Committee of the Board of Directors. Options granted under the Unit Option Plan vested to the employees over a five-year period and expired on the tenth anniversary of the date of grant. Under the Restructuring Plan, the Unit Option Plan was terminated on February 28, 2003.

      Unit Option Plan activity for the years ended December 31, 2001 and 2002, and the two months ended February 28, 2003, consisted of forfeitures of 5,000 shares, 240,000 shares and 215,000 shares, respectively. No shares were outstanding or available for grant at February 28, 2003.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

      EOTT Energy Corp. Long-Term Incentive Plan. In October 1997, the Board of Directors adopted the EOTT Energy Corp. Long-Term Incentive Plan ("Plan"), which was a variable compensatory plan. Under the Plan, selected key employees were awarded Phantom Appreciation Rights ("PAR"). Each PAR was a right to receive cash based on our performance prior to the time the PAR was redeemed. Our performance was measured primarily by calculating the change in the average of Earnings Before Interest on Debt related to acquisitions, Depreciation and Amortization ("EBIDA"), for each of the three consecutive fiscal years immediately preceding the grant date of the PAR and the exercise date of the PAR. The Plan had a five-year term beginning January 1, 1997, and PAR awards vested in 25% increments in the four-year period following the grant year. Under the Restructuring Plan, the Long-Term Incentive Plan was terminated on February 28, 2003.

      The following table sets forth the Long-Term Incentive Plan activity for the two months ended February 28, 2003 and the years ended December 31, 2002 and 2001:

                                                                    NUMBER OF PARs
                                                   -------------------------------------------------
                                                       TWO MONTHS          YEAR ENDED DECEMBER 31,
                                                          ENDED         ----------------------------
                                                   FEBRUARY 28, 2003        2002             2001
                                                   -----------------    -----------     ------------
Outstanding beginning of period.................            274,394       1,067,375          939,975
     Granted....................................                  -               -          332,000
     Exercised..................................                  -         684,831          106,250
     Forfeited..................................            274,394         108,150           98,350
                                                    ---------------    ------------     ------------
Outstanding at end of period....................                  -         274,394        1,067,375
                                                    ===============    ============     ============
Available for grant at end of period............                  -               -                -
                                                    ===============    ============     ============

      Note: PARs were not available for grant after December 31, 2001 as the term of the plan expired December 31, 2001.

20.   NEW ACCOUNTING STANDARDS

Accounting Standards Adopted

      In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. When the liability is initially recorded, a corresponding increase in the carrying value of the related long-lived asset would be recorded. Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss on settlement. We adopted the accounting principle required by the new statement effective January 1, 2003. Determination of the fair value of the retirement obligation is based on numerous estimates and assumptions including estimated future third-party costs, future inflation rates and the future timing of settlement of the obligations.

      At the time of adoption of the new standard, our long-lived assets consisted primarily of our crude oil gathering and transmission pipelines and associated field storage tanks, our liquids processing and handling facilities at Morgan's Point, our underground storage facility and associated pipeline grid system, and transportation facilities at Mont Belvieu and our gas processing and fractionation plant and related storage and distribution facilities on the West Coast. Since our initial adoption of this standard, a number of these assets have been sold.

      We identified asset retirement obligations that are within the scope of the new statement, including contractual obligations included in certain right-of-way agreements, easements and surface leases associated with our crude oil

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

gathering, transportation and storage assets and obligations pertaining to closure and/or removal of facilities and other assets associated with our Morgan's Point, Mont Belvieu and West Coast facilities. We have estimated the fair value of asset retirement obligations based on contractual requirements where the settlement date is reasonably determinable. We could not make reasonable estimates of the fair values of certain retirement obligations, principally those associated with certain right-of-way agreements and easements for our pipelines, our Morgan's Point, Mont Belvieu and West Coast facilities, because the settlement dates for the retirement obligations cannot be reasonably determined. We will record retirement obligations associated with these assets in the period in which sufficient information exists to reasonably estimate the settlement dates of the respective retirement obligations.

      As a result of the adoption of SFAS 143 on January 1, 2003, we recorded a liability of $1.7 million, property, plant and equipment, net of accumulated depreciation of $0.1 million and a cumulative effect of a change in accounting principle of $1.6 million. The effect of adoption of the new accounting principle was not material to the results of operations for the two months ended February 28, 2003, nor would it have had a material impact on our net income for the years ended December 31, 2002 or 2001. The asset retirement obligation as of January 1, 2002 was not material.

      In September 2003, we recorded additional asset retirement obligations resulting from the planned reduction in our operations at the Morgan's Point Facility to phase out the production of MTBE. Such obligations have been settled at December 31, 2003. The following is a roll-forward of our asset retirement obligations for the two months ended February 28, 2003 and for the ten months ended December 31,2003:

                                                               SUCCESSOR COMPANY   |   PREDECESSOR COMPANY
                                                               -----------------   |   -------------------
                                                                   TEN MONTHS      |       TWO MONTHS
                                                                     ENDED         |          ENDED
                                                               DECEMBER 31, 2003   |    FEBRUARY 28, 2003
                                                               -----------------   |    -----------------
                                                                                   |
Balance at beginning of period...........................      $           1,678   |    $               -
Additions to liability...................................                  1,525   |                1,675
Accretion expense........................................                     13   |                    3
Liabilities settled......................................                 (1,403)  |                    -
Revisions to estimates...................................                      -   |                    -
                                                               -----------------   |   ------------------
Balance at end of period.................................      $           1,813   |   $            1,678
                                                               =================   |   ==================

      In October 2002, the EITF reached a consensus in EITF Issue 02-03 to rescind Issue EITF 98-10, and related interpretive guidance, and preclude mark to market accounting for energy trading contracts that are not derivative instruments pursuant to SFAS 133. The consensus requires that gains and losses (realized and unrealized) on all derivative instruments held for trading purposes be shown net in the income statement, whether or not the instrument is settled physically. The consensus to rescind EITF Issue 98-10 eliminated our basis for recognizing physical inventories at fair value. The consensus to rescind EITF Issue 98-10 was effective for all new contracts entered into (and physical inventory purchased) after October 25, 2002. For energy trading contracts and physical inventories that existed on or before October 25, 2002, that remained at December 31, 2002, the consensus was effective January 1, 2003 and was reported as a cumulative effect of a change in accounting principle. The cumulative effect of the accounting change on January 1, 2003 was a loss of $2.4 million. With the rescission of EITF Issue 98-10, inventories purchased after October 25, 2002 have been valued at average cost.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements", and addresses consolidation by business enterprises of variable interest entities ("VIE"). FIN 46 requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. This

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

guidance applies immediately to VIE's created after January 31, 2003, and to VIE's in which an enterprise obtains an interest after that date. We implemented FIN 46 effective with the adoption of fresh start reporting on March 1, 2003. This statement did not have any impact on our financial statements.

      In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instrument and Hedging Activities." The statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS
133. The new statement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions) and for hedging relationships designated after June 30, 2003. The accounting guidance in the new statement is to be applied prospectively. We implemented SFAS 149 effective with the adoption of fresh start reporting on March 1, 2003. This statement did not have any impact on our financial statements.

      In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The statement will be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the period of adoption. We implemented SFAS 150 effective with the adoption of fresh start reporting on March 1, 2003. The adoption of this statement did not have any impact on our financial statements.

Accounting Standards Not Yet Adopted

      In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities - an Interpretation of ARB No.51" ("FIN 46R"). FIN 46R replaces FIN 46 (discussed above) which we implemented effective with the adoption of fresh start reporting on March 1, 2003. FIN 46R is required to be implemented by the end of the first reporting period beginning after December 15, 2003. We plan to adopt FIN 46R effective January 1, 2004. Adoption of FIN 46R will not have an impact on our financial statements.

21.   BUSINESS SEGMENT INFORMATION

      We have two reportable segments, which management reviews in order to make decisions about resources to be allocated and assess performance: North American Crude Oil and Pipeline Operations. The North American Crude Oil segment primarily purchases, gathers, transports and markets crude oil. The Pipeline Operations segment operates approximately 6,900 miles of active common carrier pipelines in 12 states. Effective December 31, 2003, we sold our Liquids Operations and therefore the results of operations related to these assets have been reclassified to discontinued operations for all periods presented herein. Effective June 30, 2001, we sold our West Coast crude oil gathering and marketing operations. Effective June 1, 2002, we sold our West Coast refined products marketing operations. Effective June 25, 2003, we signed a definitive agreement to sell all of our natural gas liquids assets on the West Coast, which subsequently closed on October 1, 2003. The results of operations related to these assets previously included in the West Coast Operations segment have been reclassified to discontinued operations for all periods presented herein.

      The accounting policies of the segments are the same as those described in the summary of significant accounting policies as discussed in Note 2. We evaluate performance based on operating income (loss).

      We account for intersegment revenue for our North American Crude Oil Operations as if the sales were to third parties, that is, at current market prices. Intersegment revenues for Pipeline Operations are based on published pipeline tariffs.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (AS RESTATED)

FINANCIAL INFORMATION BY BUSINESS SEGMENT
(IN THOUSANDS)

                                                 NORTH                        CORPORATE
                                               AMERICAN        PIPELINE          AND
                                               CRUDE OIL      OPERATIONS       OTHER (A)      CONSOLIDATED
                                              -----------    -----------     -----------      ------------
TEN MONTHS ENDED DECEMBER 31, 2003
(SUCCESSOR COMPANY) (RESTATED)

Revenue from external customers............   $   136,268    $    16,765    $          -      $    153,033
Intersegment revenue (b)...................       (17,731)        71,605         (53,874)                -
                                              -----------    -----------     -----------       -----------
  Total operating revenue (c)..............       118,537         88,370         (53,874)          153,033
                                              -----------    -----------     -----------      ------------
Gross profit (loss)........................        13,231         28,698               -            41,929
                                              -----------    -----------    ------------      ------------
Operating income (loss)....................         5,001         30,504         (25,690)            9,815
Other expenses, net .......................             -              -         (32,516)          (32,516)
                                              -----------    -----------     -----------       -----------
Income (loss) from continuing operations...         5,001         30,504         (58,206)          (22,701)
                                              -----------    -----------     -----------       -----------
Long-lived assets of continuing operations.        62,530        199,719             261           262,510
                                              -----------    -----------     -----------       -----------
Total assets...............................       516,849        206,773          15,022           738,644
                                              -----------    -----------    ------------      ------------
Additions to long-lived assets-continuing
operations. ...............................           858          7,265             175             8,298
                                              -----------    -----------    ------------      ------------
Depreciation and amortization..............         2,150         14,989              22            17,161
                                              -----------    -----------     -----------      ------------

--------------------------------------------------------------------------------

                                                 NORTH                       CORPORATE
                                               AMERICAN        PIPELINE          AND
                                               CRUDE OIL      OPERATIONS       OTHER (A)      CONSOLIDATED
                                              -----------    -----------     -----------      ------------
TWO MONTHS ENDED FEBRUARY 28, 2003
(PREDECESSOR COMPANY) (RESTATED)
Revenue from external customers.............  $    27,213    $     4,422     $         -      $     31,635
Intersegment revenue (b)....................       (1,768)        11,828         (10,060)                -
                                              -----------    -----------     -----------      ------------
  Total operating revenue (c)...............       25,445         16,250         (10,060)           31,635
                                              -----------    -----------     -----------      ------------
Gross profit (loss) ........................        3,752          6,219               -             9,971
                                              -----------    -----------    ------------      ------------
Operating income (loss).....................        2,365          4,261          (4,012)            2,614
Other income, net ..........................            -              -          (5,489)           (5,489)
Reorganization items, net gain on
  discharge of debt and fresh start
  adjustments (d)...........................            -              -          67,459            67,459
                                              -----------    -----------    ------------      ------------
Income (loss) from continuing operations....        2,365          4,261          57,958            64,584
                                              -----------    -----------    ------------      ------------
Long-lived assets of continuing operations..       75,046        209,476             476           284,998
                                              -----------    -----------    ------------      ------------
Total assets................................      505,965        226,646         123,511           856,122
                                              -----------    -----------    ------------      ------------
Additions to long-lived assets-continuing
operations..................................            8            108               -               116
                                              -----------    -----------    ------------      ------------
Depreciation and amortization...............          837          3,286             519             4,642
                                              -----------    -----------     -----------      ------------

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (AS RESTATED)

                                                   NORTH                         CORPORATE
                                                  AMERICAN        PIPELINE          AND
                                                 CRUDE OIL       OPERATIONS       OTHER (A)     CONSOLIDATED
                                                ------------    ------------    ------------    ------------
YEAR ENDED DECEMBER 31, 2002
 (PREDECESSOR COMPANY) (RESTATED)
Revenue from external customers .............   $    154,608    $     28,324    $          -    $    182,932
Intersegment revenue (b) ....................        (11,320)         79,008         (67,688)              -
                                                ------------    ------------    ------------    ------------
   Total operating revenue (c) ..............        143,288         107,332         (67,688)        182,932
                                                ------------    ------------    ------------    ------------
Gross profits ...............................          3,396          33,634               -          37,030
                                                ------------    ------------    ------------    ------------
Operating income (loss) .....................        (13,861)         14,797         (28,531)        (27,595)
Other expense ...............................              -               -         (45,793)        (45,793)
Reorganization items (d) ....................              -               -          32,847          32,847
                                                ------------    ------------    ------------    ------------
Income (loss) from continuing operations
 before cumulative effect of accounting
 changes (d).................................        (13,861)         14,797         (41,477)        (40,541)
                                                ------------    ------------    ------------    ------------
Long-lived assets of continuing
operations ..................................         71,282         261,975           7,802         341,059
                                                ------------    ------------    ------------    ------------
Total assets ................................        475,889         285,990         110,360         872,239
                                                ------------    ------------    ------------    ------------
Additions to long-lived assets-continuing
 operations..................................          1,158          15,494             136          16,788
                                                ------------    ------------    ------------    ------------
Depreciation and amortization ...............          5,740          20,881           3,267          29,888
                                                ------------    ------------    ------------    ------------

--------------------------------------------------------------------------------

                                                   NORTH                         CORPORATE
                                                  AMERICAN        PIPELINE          AND
                                                 CRUDE OIL       OPERATIONS       OTHER (A)     CONSOLIDATED
                                                ------------    ------------    ------------    ------------
YEAR ENDED DECEMBER 31, 2001
 (PREDECESSOR COMPANY) (RESTATED)
Revenue from external customers .............   $    226,564    $     24,007    $          -    $    250,571
Intersegment revenue (b) ....................        (15,673)        103,515         (87,842)              -
                                                ------------    ------------    ------------    ------------
   Total operating revenue (c) ..............        210,891         127,522         (87,842)        250,571
                                                ------------    ------------    ------------    ------------
Gross profits ...............................         25,213          56,438               -          81,651
                                                ------------    ------------    ------------    ------------
Operating income (loss) .....................          9,742          49,715         (24,848)         34,609
Other expense ...............................              -               -         (34,561)        (34,561)
                                                ------------    ------------    ------------    ------------
Income (loss) from continuing
 operations before cumulative effect of
 accounting changes (d) .....................          9,742          49,715         (59,409)             48
                                                ------------    ------------    ------------    ------------
Long-lived assets of continuing operations ..         75,703         266,806          11,544         354,053
                                                ------------    ------------    ------------    ------------
Total assets ................................        629,199         295,793         180,506       1,105,498
                                                ------------    ------------    ------------    ------------
Additions to long-lived assets-continuing
 operations .................................          3,844          16,500           2,140          22,484
                                                ------------    ------------    ------------    ------------
Depreciation and amortization ...............          6,010          21,792           3,083          30,885
                                                ------------    ------------    ------------    ------------

-----------------
(a)   Corporate and Other also includes intersegment eliminations.

(b) Intersegment sales for North American Crude Oil are made at prices comparable to those received from external customers. Intersegment sales for Pipeline Operations are based on published pipeline tariffs.

(c) In connection with the adoption of EITF Issue 02-03, we have presented all purchase and sale transactions related to our crude oil marketing and trading activities on a net basis.

(d) The two months ended February 28, 2003 include a gain from reorganization items of $7.3 million, a gain on discharge of debt of $131.6 million and a loss related to fresh start adjustments of $56.8 million. See Notes 5 and
      6. 2002 includes a net gain from reorganization items of $32.8 million

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (AS RESTATED)

22.   QUARTERLY FINANCIAL DATA (UNAUDITED)
      (In Thousands, Except Per Unit Amounts)

      As discussed in Note 10, the following quarterly financial data has been restated.

                                                  FIRST         SECOND        THIRD        FOURTH
            SUCCESSOR COMPANY                   QUARTER(1)     QUARTER       QUARTER       QUARTER        TOTAL
            -----------------                   ----------    ----------    ----------    ----------    ----------
2003 (RESTATED)
Operating revenue ...........................   $   17,733    $   44,477    $   44,759    $   46,064    $  153,033
Gross profit ................................        8,068        15,804         7,316        10,741        41,929
Operating income (loss) .....................        4,320         2,972        (4,609)        7,132         9,815
Net income (loss) from continuing operations.        1,043        (6,704)      (14,163)       (2,877)      (22,701)
Basic net income (loss) per Unit ............         0.09         (0.54)        (1.15)        (0.23)        (1.84)
Diluted net income (loss) per Unit ..........         0.09         (0.54)        (1.15)        (0.23)        (1.84)
Cash distributions per Unit .................            -             -             -             -             -

                                                  FIRST         SECOND        THIRD         FOURTH
                                                QUARTER(1)     QUARTER       QUARTER        QUARTER       TOTAL
                                                ----------    ----------    ----------    ----------    ----------
2003 (REPORTED)
Operating revenue ...........................   $   17,315    $   43,956    $   45,341    $   46,064    $  152,676
Gross profit ................................        8,077        15,732         7,792         9,839        41,440
Operating income (loss) .....................        4,329         2,900        (4,133)        6,230         9,326
Net income (loss) from continuing operations.        1,052        (6,776)      (13,687)       (3,779)      (23,190)
Basic net income (loss) per Unit ............         0.09         (0.55)        (1.11)        (0.31)        (1.88)
Diluted net income (loss) per Unit ..........         0.09         (0.55)        (1.11)        (0.31)        (1.88)
Cash distributions per Unit .................            -             -             -             -             -

                                                  FIRST         SECOND         THIRD        FOURTH
           PREDECESSOR COMPANY                  QUARTER(2)      QUARTER       QUARTER       QUARTER       TOTAL
           -------------------                  ----------    ----------    ----------    ----------    ----------
2003 (RESTATED)
Operating revenue ...........................   $   31,635    $        -    $        -    $        -    $   31,635
Gross profit ................................        9,971             -             -             -         9,971
Operating income ............................        2,614             -             -             -         2,614
Net income (loss) from continuing
 operations(3) ..............................       64,584             -             -             -        64,584
Basic net income (loss) per Unit (4)
   Common ...................................         0.11             -             -             -          0.11
   Subordinated .............................            -             -             -             -             -
Diluted net income (loss) per Unit ..........         0.08             -             -             -          0.08
Cash distributions per Common Unit ..........            -             -             -             -             -

                                                  FIRST         SECOND         THIRD        FOURTH
                                                QUARTER(2)      QUARTER       QUARTER       QUARTER       TOTAL
                                                ----------    ----------    ----------    ----------    ----------
2003 (REPORTED)
Operating revenue ...........................   $   31,979    $        -    $        -    $        -    $   31,979
Gross profit ................................        9,681             -             -             -         9,681
Operating income ............................        2,324             -             -             -         2,324
Net income (loss) from continuing
 operations(3) ..............................       64,294             -             -             -        64,294
Basic net income (loss) per Unit (4)
   Common ...................................         0.16             -             -             -          0.16
   Subordinated .............................            -             -             -             -             -
Diluted net income (loss) per Unit ..........         0.11             -             -             -          0.11
Cash distributions per Common Unit ..........            -             -             -             -             -

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (AS RESTATED)

                                                  FIRST         SECOND        THIRD         FOURTH
                                                 QUARTER        QUARTER      QUARTER        QUARTER       TOTAL
                                                ----------    ----------    ----------    ----------    ----------
2002 (RESTATED)
Operating revenue ...........................   $   54,960    $   47,630    $   42,776   $   37,566    $  182,932
Gross profit ................................       16,993        12,515         4,321         3,201        37,030
Operating income (loss) .....................        5,293        (1,350)      (12,327)      (19,211)      (27,595)
Net income (loss) from continuing
 operations (3) .............................       (5,856)      (13,579)      (25,372)        4,266       (40,541)
Basic net income (loss) per Unit (4)
   Common ...................................        (0.06)            -             -             -         (0.06)
   Subordinated .............................        (0.51)        (1.42)        (1.30)            -         (3.23)
Diluted net income (loss) per Unit ..........        (0.20)        (0.46)        (0.44)            -         (1.10)
Cash distributions per Common Unit (5) ......         0.25             -             -             -          0.25

                                                  FIRST         SECOND        THIRD         FOURTH
                                                 QUARTER        QUARTER      QUARTER        QUARTER       TOTAL
                                                ----------    ----------    ----------    ----------    ----------
2002 (REPORTED)
Operating revenue ...........................   $   54,960    $   47,630    $   42,814    $   37,538    $  182,942
Gross profit ................................       17,131        12,484         3,579         4,364        37,558
Operating income (loss) .....................        5,431        (1,381)      (13,069)      (18,048)      (27,067)
Net income (loss) from continuing
 operations (3) .............................       (5,718)      (13,610)      (26,114)        5,429       (40,013)
Basic net income (loss) per Unit (4)
   Common ...................................        (0.05)            -             -             -         (0.05)
   Subordinated .............................        (0.49)        (1.43)        (1.32)            -         (3.24)
Diluted net income (loss) per Unit ..........        (0.20)        (0.46)        (0.44)            -         (1.10)
Cash distributions per Common Unit (5) ......         0.25             -             -             -          0.25

(1)   For the period March 1, 2003 through March 31, 2003.

(2)   For the period January 1, 2003 through February 28, 2003.

(3) The two months ended February 28, 2003 include a $7.3 million gain on reorganization items, a $131.6 million gain on the discharge of debt and a $56.8 million loss from fresh start adjustments. Fourth quarter 2002 amounts include a net gain on reorganization items of $32.8 million.

(4) See Note 12 for discussion regarding the allocation of net income (loss) to unitholders.

(5) Cash distributions are shown in the quarter paid and are based on the prior quarter's earnings.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                                   SCHEDULE II
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
             FOR THE TEN MONTHS ENDED DECEMBER 31, 2003, TWO MONTHS
                          ENDED FEBRUARY 28, 2003, AND
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                 (In Thousands)

                                           Balance at    Charges to                  Balance at
                                            Beginning    Costs and     Deductions       End
                                           of Period      Expenses     and Other     of Period
                                           ----------    ----------    ----------    ----------
         Successor Company

Ten Months Ended December 31, 2003
     Allowance for Doubtful Accounts ...   $    1,210    $        -    $        -    $    1,210
     Litigation Provisions .............   $    1,605    $        -    $   (1,146)   $      459
     Safety and Environmental ..........   $   13,440    $    9,107    $  (10,331)   $   12,216
-----------------------------------------------------------------------------------------------
         Predecessor Company

Two Months Ended February 28, 2003
     Allowance for Doubtful Accounts ...   $    1,210    $        -    $        -    $    1,210
     Litigation Provisions .............   $    8,376    $        -    $   (6,771)   $    1,605
     Safety and Environmental ..........   $   13,440    $    1,979    $   (1,979)   $   13,440

Year ended December 31, 2002
     Allowance for Doubtful Accounts ...   $    1,225    $        -    $      (15)   $    1,210
     Litigation Provisions .............   $      315    $    8,163    $     (102)   $    8,376
     Safety and Environmental ..........   $   12,075    $   14,819    $  (13,454)   $   13,440

Year ended December 31, 2001
     Allowance for Doubtful Accounts ...   $    1,827    $        -    $     (602)   $    1,225
     Litigation Provisions .............   $    1,000    $      315    $   (1,000)   $      315
     Safety and Environmental ..........   $    6,412    $   25,372    $  (19,709)   $   12,075

                                       S-1